UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, OCTOBER 24, 2023

9:00 A.M. EASTERN TIME

HEADQUARTERS OF APPLIED INDUSTRIAL TECHNOLOGIES, INC.

1 Applied Plaza

East 36th Street and Euclid Avenue

Cleveland, Ohio, 44115

(216) 426-4000

www.applied.com

HOW TO VOTE

Your vote is important! Whether or not you expect to attend the meeting, please promptly vote via the Internet, by phone, or by executing and returning the enclosed proxy card in the postage-paid envelope provided. Voting early will help avoid additional solicitation costs.

TO THE SHAREHOLDERS OF APPLIED INDUSTRIAL TECHNOLOGIES, INC.:

We are pleased to invite you to our 2023 annual meeting of shareholders. The meeting will be at our headquarters, 1 Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, 44115, on Tuesday, October 24, 2023, at 9:00 a.m. Eastern Time. The meeting will be held for the following purposes:

  1.  To elect three directors.

  2.  To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the attached proxy statement.

  3.  To approve, through a nonbinding advisory vote, the frequency of shareholder votes regarding executive compensation.

  4.  To approve the 2023 Long-Term Performance Plan.

  5.  To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2024.

VOTING FOR REGISTERED AND RETIREMENT SAVINGS PLAN HOLDERS:

By Internet Using Your Tablet or Smart Phone Scan the QR code on your proxy card to vote with your mobile device
By Phone Call 1-800-652-VOTE (8683) in the U.S. or Canada to vote
By Internet Using Your Computer Visit www.investorvote.com/AIT
By Mail Cast your ballot, sign your proxy card, and return by free post
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 24, 2023.
The Proxy Statement and 2023 Annual Report to Shareholders are available at WWW.APPLIED.COM/ACCESS-PROXY

Proxy Statement Table of Contents

PROXY STATEMENT TABLE OF CONTENTS

Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

2	Proxy Statement Highlights

6	Introduction and Voting Information

9	ITEM 1: Election of Directors

15	Corporate Governance

15	Corporate Governance Documents

15	Board Matrix

16	Director Independence

16	Director Attendance at Meetings

16	Membership on Other Boards

16	Meetings of Non-Management Directors

16	Board Leadership Structure

16	Committees

18	Board’s Role in Risk Oversight

18	Environmental, Social and Governance Oversight

19	Communications with Board of Directors

19	Director Nominations

19	Transactions with Related Persons

21	Director Compensation

21	Compensation Review

21	Components of Compensation Program

22	Stock Ownership Guideline
22	Director Compensation Table

23	Holdings of Major Shareholders, Officers, and Directors

24	Executive Compensation

24	Compensation Discussion and Analysis

42	Summary Compensation Table

45	Grants of Plan-Based Awards Table

46	Outstanding Equity Awards at Fiscal Year-End Table

48	Option Exercises and Stock Vested Table

48	2023 Policies and Practices Related to the Grant of Certain Equity Awards

49	Nonqualified Deferred Compensation

50	Pension Plans

51	Potential Payments upon Termination or Change in Control

58	CEO Pay Ratio Disclosure

59	Pay Versus Performance Disclosure

63	Compensation Committee Report

64	ITEM 2: Advisory (Nonbinding) Vote to Approve Executive Compensation

67	ITEM 3: Advisory (Nonbinding) Vote on the Frequency of Shareholder Votes Regarding Executive Compensation

68	ITEM 4: Vote to Approve 2023 Long-Term Performance Plan

73	ITEM 5: Vote to Ratify Appointment of Independent Auditors

74	Equity Compensation Plan Information

75	Audit Committee Report

75	Delinquent Section 16(a) Reports

75	Shareholder Proposals and Nominee Submissions for 2024 Annual Meeting

76	Householding Information

76	Other Matters

77	Appendix - 2023 Long-Term Performance Plan

Applied Industrial Technologies 2023 Proxy Statement	1

Proxy Statement Highlights

PROXY STATEMENT HIGHLIGHTS

The highlights below include information that you will find elsewhere in this proxy statement. The highlights do not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting. Information regarding the logistics of the annual meeting begins on page 6.

Proposals and Board Recommendations

The Board of Directors makes the following voting recommendations to shareholders for the annual meeting:

Proposal	Board’s Voting Recommendation	Page
Item 1: Election of Directors	FOR each Nominee	9
Item 2: Advisory (Nonbinding) Vote to Approve Executive Compensation	FOR	64
Item 3: Advisory (Nonbinding) Vote to Approve Frequency of Shareholder Votes Regarding Executive Compensation	ONE YEAR	67
Item 4: Approval of 2023 Long-Term Performance Plan	FOR	68
Item 5: Vote to Ratify Appointment of Independent Auditors	FOR	73

Director Nominees

Nominee	Age	Director Since	Principal Occupation	Independent
Robert J. Pagano, Jr.	60	2017	Chief Executive Officer, President, and Chairperson of the Board, Watts Water Technologies, Inc.	Yes
Neil A. Schrimsher	59	2011	President & Chief Executive Officer, Applied Industrial Technologies, Inc.	No
Peter C. Wallace	69	2005	Former Chief Executive Officer, Gardner Denver, Inc.	Yes

Additional information about the nominees and the other continuing directors is on pages 10-14.

2	Applied Industrial Technologies 2023 Proxy Statement

Proxy Statement Highlights

Corporate Governance Highlights

Independence

•   The Board Chairman is an independent director.

•   All directors are independent, except for our Chief Executive Officer.

•   The independent directors meet regularly in private executive sessions without management.

•   The Board’s Audit, Corporate Governance & Sustainability, and Executive Organization & Compensation Committees are each composed solely of independent directors.

Board Oversight of Risk Management

•   The Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

•   We have five Audit Committee financial experts.

Board Evaluations, Refreshment, and Composition

•   Our Board and its key committees perform annual self-evaluations.

•   The evaluations contribute to efforts to ensure that the Board continues to be composed of members with diverse experiences, attributes, and skills.

•   Five directors are actively employed public company executives.

•   Four current or former public company chief executive officers currently serve on the Board.

•   We limit the number of other public company boards on which our directors may serve.

•   Director tenures range from 1 to 18 years, average of 8 years.

•   Director ages range from 51 to 71 years, average of 61 years.

Stock Ownership Guidelines

•   We expect each non-employee director to own, within five years after joining the Board, Applied shares valued at a minimum of five times the annual retainer fees.

•   Executive officers are expected not to dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition: 5x for the Chief Executive Officer, 3x for other executive officers.

Additional information about our corporate governance is on pages 15-20.

Applied Industrial Technologies 2023 Proxy Statement	3

Proxy Statement Highlights

Business Performance Highlights

Business momentum continued during 2023 and Applied achieved record financial results, supported by top-tier organic growth, steadfast execution, and ongoing expansion of our next-generation Automation platform.

NET SALES (RECORD) $4.41 BILLION	CASH PROVIDED BY OPERATING ACTIVITIES $344.0 MILLION

NET INCOME (RECORD) $346.7 MILLION	CASH RETURNED TO SHAREHOLDERS (Dividends + Share Repurchases) $54.2 MILLION

Net sales rose 15.8% and net income rose 34.7%.

For a detailed review of our performance, see Applied’s 2023 Annual Report on Form 10-K.

Executive Compensation Highlights

Our executive pay is targeted to be competitive with market medians for similar positions in peer distribution industry companies. Actual pay depends in large part on performance relative to goals and how our stock price performs in response.

The chart below shows the mix of targeted opportunities provided in 2023 to our Chief Executive Officer, Neil A. Schrimsher, in the forms of base salary, annual incentive pay, and long-term incentive pay (awarded in equity-based instruments).

In line with results that exceeded pre-established target incentive goals, the named executive officers that were with Applied as of June 30, 2023 earned annual incentive pay at an average of 156.3% of their individual target values, and 2023 achievements under the three-year performance share programs averaged 187.8% of target shares.

For a detailed review of our executive compensation, see pages 24-63 of this proxy statement.

Approval of the Compensation of the Named Executive Officers

We provide shareholders the annual opportunity to approve, through a nonbinding, advisory vote, the compensation of our named executive officers as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. The proposal is described on pages 64-66.

Approval of the Frequency of Shareholder Votes Regarding Executive Compensation

We provide shareholders the opportunity to approve, through a nonbinding, advisory vote, the frequency with which shareholders consider and cast an advisory vote to approve the compensation of our named executive officers. The choices are every year, every two years, or every three years. The proposal is described on page 67.

4	Applied Industrial Technologies 2023 Proxy Statement

Proxy Statement Highlights

Approval of 2023 Long-Term Performance Plan

The Board’s Executive Organization & Compensation Committee has adopted, subject to shareholder approval, the Applied Industrial Technologies, Inc. 2023 Long-Term Performance Plan. If approved by the shareholders, the Plan will replace our 2019 Long-Term Performance Plan, which was approved by shareholders at the 2019 annual meeting. The proposal is described on pages 68-72 and the Plan is attached as an Appendix to this proxy statement.

Ratification of Appointment of Independent Auditors

Subject to shareholder ratification, the Board’s Audit Committee appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2024. The committee made the appointment after evaluating the firm and its performance. We seek the shareholders’ ratification of the appointment as described on page 73.

Applied Industrial Technologies 2023 Proxy Statement	5

Introduction and Voting Information

INTRODUCTION AND VOTING INFORMATION

In this statement, “we,” “our,” “us,” and “Applied” refer to Applied Industrial Technologies, Inc., an Ohio corporation. Our common stock, without par value, is listed on the New York Stock Exchange with the ticker symbol “AIT.”

Q:	What is the proxy statement’s purpose?

A:

The proxy statement summarizes information you need to vote at our 2023 annual meeting of shareholders to be held on Tuesday, October 24, 2023, at 9:00 a.m. ET, at our headquarters, and any adjournment of the meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and accompanying proxy card are being sent to record date shareholders on or about September 8, 2023.

Q:	On what matters are shareholders voting?

A:	1. To elect three directors;

2.	To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers as disclosed in the proxy statement;

3.	To approve, through a nonbinding advisory vote, the frequency of shareholder votes regarding executive compensation;

4.	To approve the 2023 Long-Term Performance Plan; and,

5.	To ratify the Audit Committee’s appointment of independent auditors for the fiscal year ending June 30, 2024.

Q:	Who may vote and what constitutes a quorum at the meeting?

A:

Only shareholders of record at the close of business on August 25, 2023, may vote. As of that date, there were 38,747,641 outstanding shares of Applied common stock, without par value. The holders of a majority of those shares will constitute a quorum. A quorum is necessary for valid action to be taken at the meeting.

We have no class or series of shares outstanding other than our common stock.

Q:	How many votes do I have?

A:	Each shareholder is entitled to one vote per share.

Q:	How do I vote?

A:	The answer depends on whether you hold shares directly in your name, or through a broker, trustee, or other nominee, such as a bank.

•	Shareholder of record. If your shares are registered in your name with our registrar, Computershare Trust Company, N.A., you are the shareholder of record and these proxy materials were sent directly to you. You may vote in person at the meeting. You may also grant us your proxy to vote your shares via the Internet, by phone, or by mailing your signed proxy card in the postage-paid envelope provided. The card provides voting instructions.

•	Beneficial owner. If your shares are held in a brokerage account, or by a trustee or another nominee, then that other person is considered the shareholder of record. We sent these proxy materials to that person, and they were forwarded to you with a voting instructions card. As the shares’ beneficial owner, you may direct your broker, trustee, or other nominee how to vote, and you are also invited to attend the meeting. Please refer to the information your broker, trustee, or other nominee provided to determine what voting options are available to you.

•	Beneficial owner of shares held in Applied’s Retirement Savings Plan. If you own shares in this plan, you may provide the plan trustee with instructions on how to vote your shares via the Internet, by phone, or by mailing in your signed voting instructions card.

Votes submitted online or by phone for shares held in the Retirement Savings Plan must be received by Thursday, October 19, 2023; votes online or by phone for other shares must be received by Monday, October 23, 2023.

6	Applied Industrial Technologies 2023 Proxy Statement

    Introduction and Voting Information

If you attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, trustee, or other nominee, you must bring a valid proxy from that party giving you the right to vote the shares.

Q:	What if I don’t indicate my voting choices?

A:

If Applied receives your proxy in time to use at the meeting, your shares will be voted according to your instructions. If you have not indicated otherwise on the proxy, your shares will be voted as the Board recommends on the matters identified above. In addition, the proxies will vote your shares according to their judgment on other matters properly brought before the meeting.

Q:	What effect do abstentions and broker non-votes have?

A:

Brokers holding shares for beneficial owners must vote the shares according to the owners’ instructions. If instructions are not received, then brokers may vote the shares at their discretion, except if New York Stock Exchange (“NYSE”) rules preclude brokers from exercising discretion relative to a specific type of proposal – in this case, the result is a “broker non-vote.”

Abstentions and broker non-votes will affect voting at the meeting as follows:

•	Item 1. Abstentions/broker non-votes will not affect the vote’s outcome because, under Ohio law, the properly nominated director candidates receiving the greatest number of votes will be elected.

•	Item 2. Approval of the company’s executive compensation requires that more votes be cast for than against the proposal. Abstentions and broker non-votes will not affect the outcome.

•	Item 3. The vote required to determine the frequency of the advisory vote regarding executive compensation is a plurality of the votes cast. Abstentions and broker non-votes will not affect the outcome.

•	Item 4. The affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on this item is required to approve Item 4. Accordingly, abstentions will have the same effect as a vote cast against this proposal.

•	Item 5. The affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on this item is required to ratify the Audit Committee’s appointment of independent auditors. Accordingly, abstentions will have the same effect as a vote cast against this proposal.

Q:	What happens if a director candidate receives less than a majority of the votes cast?

A:

Applied has adopted a policy applicable to uncontested director elections. If a nominee receives a greater number of votes “withheld” than votes “for” election, then promptly following certification of the shareholder vote the nominee shall submit, in writing, to the Board’s Chairman, the nominee’s resignation as a director. The Chairman shall promptly communicate the submission to the Board’s Corporate Governance & Sustainability Committee. Notwithstanding the resignation, the Corporate Governance & Sustainability Committee may recommend to the Board that the nominee be asked to serve as a director for the term of election and under such arrangements as are approved by the committee. If the committee fails to make such a recommendation within 30 days following certification of the shareholder vote, or if the committee earlier determines to accept the resignation, the director’s resignation shall be effective as of that date. If the committee recommends the director be asked to serve the term notwithstanding the majority withheld vote, the Board shall act promptly (and in any event, within 90 days following certification of the shareholder vote) on the recommendation.

Additional information about the policy is included in Applied’s Board of Directors Governance Principles and Practices, available via hyperlink from the investor relations area of Applied’s website at www.applied.com.

Q:	What does it mean if I receive multiple sets of proxy materials?

A:	Receiving multiple sets usually means your shares are held in different names or different accounts.

Applied Industrial Technologies 2023 Proxy Statement	7

Introduction and Voting Information

Please respond to all the proxy solicitation requests to ensure your shares are voted.

Q:	May I revoke my proxy?

A:

You may revoke your proxy before it is voted at the meeting by notifying Applied’s Secretary in writing, voting a second time via the Internet or by telephone, returning a later-dated proxy card, or voting in person. Your presence at the meeting will not by itself revoke the proxy.

Q:	Who pays the costs of soliciting proxies?

A:

Applied pays the costs. We will also pay the standard charges and expenses of brokers or other nominees for forwarding these materials to, and obtaining proxies from, beneficial owners. Directors, officers, and other employees, acting on our behalf, may solicit proxies. We have also retained Morrow Sodali LLC, at an estimated fee of $8,000 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally and by telephone, facsimile, or other electronic means.

Q:	Who counts the votes?

A:	Computershare Trust Company, N.A., will be the inspector of election and tabulate votes.

8	Applied Industrial Technologies 2023 Proxy Statement

Election of Directors

ITEM 1: ELECTION OF DIRECTORS

Applied’s Code of Regulations divides our Board into three classes. The directors in each class are elected for three-year terms so that the term of one class expires at each annual meeting. At the 2023 annual meeting, the shareholders will elect directors for a three-year term expiring in 2026 or until their successors have been elected and qualified. Pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected.

The Corporate Governance & Sustainability Committee recommended, and the Board nominated, three incumbents for election as directors: Robert J. Pagano, Jr., Neil A. Schrimsher, and Peter C. Wallace. The shareholders most recently elected each of these nominees at the 2020 annual meeting. Their terms expire this year and the Board renominated each of them following the Corporate Governance & Sustainability Committee’s review and evaluation of each of their respective performances. Directors serving terms expiring in 2024 and 2025 will continue in office.

The proxies named on the proxy card accompanying the materials sent to shareholders of record intend to vote for the three nominees unless authority is withheld. In this uncontested election, a withhold vote will not affect the outcome.

If a nominee becomes unavailable to serve, the proxies will have authority to vote for any other person or persons who may be properly nominated and/or to reduce the number of directors. We are not aware of an existing circumstance that would cause a nominee to be unavailable to serve.

The Board of Directors recommends you vote FOR each of the director nominees.

Following is background information about the nominees and the continuing directors. Unless otherwise stated, the individuals have held the positions indicated for at least the last five years. We also include a summary of reasons our Board concluded that the director or nominee should serve as a director, considering our business and governance structure. The summaries are not comprehensive, but describe the primary experiences, attributes, and skills that the Board believes qualify the individuals to continue as directors. In addition to the qualifications referred to below, we believe each individual has a reputation for integrity, honesty, and high ethical standards, and has demonstrated strong business judgment.

Applied Industrial Technologies 2023 Proxy Statement	9

Election of Directors

Nominees for Election as Directors with Terms Expiring in 2026

Robert J. Pagano, Jr.

Chief Executive Officer, President,
and Chairperson of the Board,

Watts Water Technologies, Inc.

Age: 60

Director since: 2017

Committees:

  ●    Audit

  ●    Corporate Governance &
        Sustainability

  ●    Executive Organization &
        Compensation

Neil A. Schrimsher President & Chief Executive Officer, Applied Industrial Technologies, Inc. Age: 59 Director since: 2011 Committee: ● Executive

Business Experience: Mr. Pagano has served as Chief Executive Officer and President of Watts Water Technologies, Inc. (NYSE: WTS) since 2014, and Chairperson of the Board since February 2022. Watts Water Technologies, Inc. is a global supplier of products and solutions that manage and conserve the flow of fluids and energy into, through, and out of buildings in the residential and commercial markets. He also served as interim Chief Financial Officer from April to July 2018. Mr. Pagano began his career with an international public accounting firm and he is a Certified Public Accountant.

Other Directorship in Previous 5 Years: Watts Water Technologies, Inc.

Qualifications: Mr. Pagano brings to Applied’s Board his broad management experience as a sitting chief executive officer and director of a NYSE-listed global manufacturing company. In addition, his career includes extensive leadership and operations experience, working with distributors to serve industrial markets throughout the world, as well as a strong background in finance and accounting.

Business Experience: Mr. Schrimsher joined Applied as our Chief Executive Officer in 2011 and was also elected President in 2013. Before joining Applied, Mr. Schrimsher was Executive Vice President of Cooper Industries plc (formerly NYSE: CBE), a global electrical products manufacturer, where he led Cooper’s Electrical Products Group and headed numerous domestic and international growth initiatives.

Other Directorship in Previous 5 Years: Patterson Companies, Inc. (NASDAQ: PDCO)

Qualifications: As the only Applied executive to serve on the Board, Mr. Schrimsher contributes a deep understanding of the company’s businesses, markets, and competitive landscape. From his prior employment, Mr. Schrimsher brought to Applied and its Board broad leadership experience, including management of worldwide operations, distribution management, strategic planning and analysis, manufacturing, engineering, supply chain management, and sourcing.

10	Applied Industrial Technologies 2023 Proxy Statement

Election of Directors

Nominees for Election as Directors with Terms Expiring in 2026 (continued)	Continuing Directors with Terms Expiring in 2024

Peter C. Wallace

Former Chief Executive Officer,

Gardner Denver, Inc.

Age: 69

Director since: 2005

Chairman since: 2014

Committees:

  ●    Corporate Governance &         Sustainability

  ●    Executive Organization &         Compensation

  ●    Executive

Madhuri A. Andrews Executive Vice President and Chief Information Officer, MKS Instruments, Inc. Age: 56 Director since: 2019 Committees: ● Audit ● Corporate Governance & Sustainability

Business Experience: Mr. Wallace most recently was Chief Executive Officer of Gardner Denver, Inc. from 2014 until retiring in 2015. Gardner Denver is a worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation, and process applications, pumps used in the petroleum and industrial market segments, and other fluid transfer equipment. Prior to joining Gardner Denver, Mr. Wallace was President and Chief Executive Officer, and a director, of Robbins & Myers, Inc. (formerly NYSE: RBN), from 2004 until it was acquired in 2013 by National Oilwell Varco, Inc. Robbins & Myers was a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for energy, chemical, pharmaceutical, and industrial markets worldwide.

Other Directorships in Previous 5 Years: Curtiss-Wright Corporation (NYSE: CW), Rogers Corporation (NYSE: ROG)

Qualifications: Mr. Wallace has a wide and varied background as a senior executive in global industrial equipment manufacturing. He brings to the Board the perspective of someone familiar with all facets of worldwide business operations, including the experience of leading a NYSE-listed company. Mr. Wallace’s career includes positions with global responsibilities for equipment manufacturers with product lines that Applied (and others) represented as a distributor in the fluid power and power transmission component fields. In those roles, he developed significant knowledge about Applied’s industry, including the dynamics of the relationships between industrial product manufacturers and their distributors. These experiences and knowledge, along with his service on other NYSE-listed company boards, enhance Mr. Wallace’s contributions and value to our Board.

Business Experience: Ms. Andrews has served as Executive Vice President and Chief Information Officer of MKS Instruments, Inc. (NASDAQ: MKSI) since June 2023. MKS provides technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. Prior to MKS, Ms. Andrews served as Executive Vice President, Chief Digital and Information Officer for Jacobs (NYSE: J) from June 2019 to November 2022 and Senior Vice President, Chief Information Officer from August 2018 to June 2019. From 2015 to August 2018, she was Chief Information Officer at DynCorp International LLC, a global aviation, logistics, intelligence, and field operations service provider.

Qualifications: Ms. Andrews is a business-focused technology executive with broad experience leading business and information technology transformation as well as global digital strategies for major firms across a variety of industries. She has led operational business continuity and technology-related transformation projects for organizations through acquisitions and divestitures, achieving synergies and eliminating stranded costs. Ms. Andrews also has practical experience optimizing and integrating governance, risk, and compliance (GRC) frameworks, processes, and technologies in complex regulatory and industry environments. Her skills and experience in these areas make her an important contributor to Applied’s Board.

Applied Industrial Technologies 2023 Proxy Statement	11

Election of Directors

  Continuing Directors with Terms Expiring in 2024 (continued)

Shelly M. Chadwick Vice President, Finance and Chief Financial Officer, Materion Corporation Age: 51 Director since: 2022 Committees: ● Audit ● Corporate Governance & Sustainability

Vincent K. Petrella

Former Executive Vice President, Chief Financial Officer and Treasurer, Lincoln Electric Holdings, Inc.

Age: 63

Director since: 2012

Committees:

  ●    Audit

  ●    Corporate Governance &

        Sustainability

  ●    Executive Organization &         Compensation

  ●    Executive

Business Experience: Since November 2020, Ms. Chadwick has served as Vice President, Finance and Chief Financial Officer for Materion Corporation (NYSE: MTRN), a global high-tech solutions provider of performance alloys, advanced materials, and precision optics. From 2016 to November 2020, she was Vice President, Finance and Chief Accounting Officer of The Timken Company (NYSE: TKR), a world leader in manufacturing engineered bearings and power transmission products.

Qualifications: Ms. Chadwick leads her company’s accounting, tax, treasury, and financial planning functions. As CFO, she also has responsibility for Materion’s procurement and investor relations functions. She brings to our Board more than 20 years of leadership experience driving financial and operational results and transformational projects at world-class manufacturing companies.

Business Experience: Mr. Petrella retired from Lincoln Electric Holdings, Inc. (NASDAQ: LECO) in August 2020 as Executive Vice President. He also served as Chief Financial Officer and Treasurer until April 2020. Lincoln Electric engages in the design, manufacture, and sale of welding, cutting, and brazing products worldwide.

Other Directorships in Previous 5 Years: The Gorman-Rupp Company (NYSE: GRC; since 2020), Sotera Health, Inc. (NYSE: SHC; since 2020)

Qualifications: As one of Lincoln Electric’s top executives, Mr. Petrella helped lead the company’s global expansion in recent decades. His leadership and operating experience, and his knowledge of industrial distribution in North America and abroad, make him a key contributor to discussions about Applied’s strategy. In addition, Mr. Petrella’s finance and accounting background (before joining Lincoln Electric he was a Certified Public Accountant with an international public accounting firm) and his service as Chief Financial Officer for a multibillion-dollar public company make him a valued member of the Board and chairman of the Audit Committee.

12	Applied Industrial Technologies 2023 Proxy Statement

Election of Directors

Continuing Directors with Terms Expiring in 2025

Mary Dean Hall Executive Vice President and Chief Financial Officer, Ingevity Corporation Age: 66 Director since: 2019 Committees: ● Audit ● Corporate Governance & Sustainability	Dan P. Komnenovich Former President and Chief Executive Officer, Aviall, Inc. Age: 71 Director since: 2012 Committees: ● Audit ● Corporate Governance & Sustainability

Business Experience: Ms. Hall has served as Executive Vice President and Chief Financial Officer of Ingevity Corporation (NYSE: NGVT) since April 2021. Ingevity is a manufacturer of specialty chemicals, high performance carbon materials, and engineered polymers. Before joining Ingevity, she served with Quaker Houghton (NYSE: KWR) as Senior Vice President, Chief Financial Officer and Treasurer since August 2019, and, prior to then, as Vice President, Chief Financial Officer and Treasurer beginning in 2015. Quaker Houghton is the global leader in industrial process fluids for the primary metals and metalworking markets.

Qualifications: Ms. Hall brings to Applied a well-rounded background in public company accounting and reporting, financial planning and analysis, tax, treasury, corporate development/M&A, investor relations, and enterprise risk management. In addition, her career began in the banking industry, where she developed expertise in M&A, capital markets, and financing. Ms. Hall’s skills and experience in these areas make her an important contributor to Applied’s

Board.

Business Experience: Until retiring in 2013, Mr. Komnenovich was President and Chief Executive Officer of Aviall, Inc., a wholly owned subsidiary of The Boeing Company (NYSE: BA). Aviall, now operating under the Boeing brand, is one of the world’s largest providers of new aviation parts and related aftermarket operations. It also provides maintenance for aviation batteries, wheels, and brakes, as well as hose assembly, kitting, and paint-mixing services, and offers a complete set of supply chain and logistics services, including order processing, stocking and fulfillment, automated inventory management, and reverse logistics to OEMs and customers.

Qualifications: Mr. Komnenovich led a global multibillion-dollar distribution company, which grew significantly during his service as a senior executive. He brings to our Board extensive experience with distribution sales, marketing, operations, supply chain management, and logistics. Earlier in his career, Mr. Komnenovich was a Certified Public Accountant and served in finance and accounting roles with various companies.

Applied Industrial Technologies 2023 Proxy Statement	13

Election of Directors

Continuing Directors with Terms Expiring in 2025 (continued)

Joe A. Raver

Former President and Chief

Executive Officer,

Hillenbrand, Inc.

Age: 57

Director since: 2017

Committees:

  ●    Corporate Governance &

        Sustainability

  ●    Executive Organization &

        Compensation

  ●    Executive

Business Experience: Mr. Raver served as President and Chief Executive Officer of Hillenbrand, Inc. (NYSE: HI) from 2013 until retiring in December 2021. Hillenbrand is a diversified industrial company with multiple brands that serve a range of industries across the globe. The company’s industrial businesses provide compounding, extrusion, and material handling; screening and separating; and injection molding and hot runner systems, products, and services for a range of manufacturing and other industrial processes.

Other Directorship in Previous 5 Years: Hillenbrand, Inc. (until December 2021)

Qualifications: Mr. Raver brings to Applied’s Board his broad management experience as a chief executive officer and director of a NYSE-listed global manufacturing company serving industrial markets worldwide. In addition, his career includes extensive leadership and operations experience in diverse business settings.

14	Applied Industrial Technologies 2023 Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE

Corporate Governance Documents

Applied’s Internet address is www.applied.com. The following corporate governance documents are available free of charge via hyperlink from the website’s investor relations area:

•	Code of Business Ethics,
•	Board of Directors Governance Principles and Practices,
•	Director Independence Standards, and
•	Charters for the Audit, Corporate Governance & Sustainability, and Executive Organization & Compensation Committees.

Board Matrix

The matrix below provides information regarding our directors’ knowledge, skills, experiences, and attributes. The matrix does not encompass all the knowledge, skills, experiences, or attributes of our directors, and the fact that we do not list a particular item does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience, or attribute with respect to a director does not mean the director is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, and experience listed below may vary among the directors.

	M. Andrews	S. Chadwick	M. Hall	D. Komnenovich	R. Pagano, Jr.	V. Petrella	J. Raver	N. Schrimsher	P. Wallace
Knowledge, Skills, and Experience
Other Public Company Board Experience					✓	✓	✓	✓	✓
Active Executive	✓	✓	✓		✓			✓
Distribution Industry				✓	✓	✓		✓	✓
Sales / Marketing				✓	✓		✓	✓	✓
Operations / Supply Chain		✓		✓	✓		✓	✓	✓
Strategic Planning and Execution	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance / Accounting		✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance / Compliance	✓			✓	✓	✓	✓	✓	✓
Human Resources / Executive Compensation				✓	✓	✓	✓	✓	✓
Technology	✓	✓	✓		✓	✓	✓	✓	✓
Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓
Demographics
Gender
Female	✓	✓	✓
Male				✓	✓	✓	✓	✓	✓
Race / Ethnicity
African American / Black
Asian / Pacific Islander	✓
Caucasian / White		✓	✓	✓	✓	✓	✓	✓	✓
Hispanic / Latino
Native American
Board Tenure
Years	4	1	4	11	6	11	6	12	18

Applied Industrial Technologies 2023 Proxy Statement	15

Corporate Governance

Director Independence

Under the NYSE corporate governance listing standards, a majority of Applied’s directors must satisfy the NYSE criteria for independence. In addition to having to satisfy stated minimum requirements, no director qualifies under the standards unless the Board affirmatively determines the director has no material relationship with Applied. In assessing a relationship’s materiality, the Board has adopted categorical standards, which may be found via hyperlink from our website’s investor relations area.

The Board has determined that all directors other than Mr. Schrimsher, our President & Chief Executive Officer, meet these independence standards.

Director Attendance at Meetings

During the fiscal year ended June 30, 2023, the Board held five meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served.

Applied expects directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. All the directors attended last year’s annual meeting.

Membership on Other Boards

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and to avoid actual or potential conflicts of interest that may arise from serving on other boards of directors. To that end, the Board has adopted a policy that a director who is not a named executive officer of a public company may serve as a director on up to four boards of public companies, including Applied. For directors who are also serving as a named executive officer of a public company, the maximum number of public company boards on which the director may serve is two.

Meetings of Non-Management Directors

At the Board’s regular meetings, the non-management directors meet in executive sessions without management. Mr. Wallace, the Board’s independent Chairman, calls and presides at the sessions. On the independent directors’ behalf, the Chairman provides feedback to management from the sessions, collaborates with management in developing Board meeting schedules and agendas, and performs other duties as determined by the Board or the Corporate Governance & Sustainability Committee.

Board Leadership Structure

The Board periodically evaluates its leadership structure under circumstances existing at the time. The Board has long maintained separate positions of Chairman and Chief Executive Officer (“CEO”) and elected an independent director to serve as Chairman. Mr. Wallace currently serves as Chairman.

The Board believes its current leadership structure best serves the Board’s oversight of management, the Board’s carrying out of its responsibilities on the shareholders’ behalf, and Applied’s overall corporate governance. The Board also believes the separation of the roles allows the CEO to focus his efforts on operating and managing the company.

Committees

The Board’s Audit, Corporate Governance & Sustainability, and Executive Organization & Compensation Committees are composed solely of independent directors, as defined in NYSE listing standards and Applied’s categorical standards, and, in the case of the Audit Committee, under federal securities laws.

16	Applied Industrial Technologies 2023 Proxy Statement

Corporate Governance

The committee members’ names and number of meetings held in fiscal 2023 follow:

Audit Committee Four Meetings	Corporate Governance & Sustainability Committee Three Meetings	Executive Organization & Compensation Committee Five Meetings
Vincent K. Petrella, Chair Madhuri A. Andrews Shelly M. Chadwick Mary Dean Hall Dan P. Komnenovich Robert J. Pagano, Jr.	Peter C. Wallace, Chair Madhuri A. Andrews Shelly M. Chadwick Mary Dean Hall Dan P. Komnenovich Robert J. Pagano, Jr. Vincent K. Petrella Joe A. Raver	Joe A. Raver, Chair Robert J. Pagano, Jr. Vincent K. Petrella Peter C. Wallace

We describe the committees below. Their charters, posted via hyperlink from the investor relations area of Applied’s website, contain descriptions that are more detailed. The Board also has a standing Executive Committee which, during intervals between Board meetings and subject to the Board’s control and direction, possesses and may exercise the Board’s powers. The Executive Committee, whose members include the Chairman, the CEO, and the committee chairs, met once in fiscal 2023.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the integrity of Applied’s accounting, auditing, and reporting processes. Each year, the committee appoints, determines the compensation of, evaluates, and oversees the independent auditor’s work, reviews the auditor’s independence, and approves non-audit work to be performed by the auditor. The committee also reviews, with management and the auditor, annual and quarterly financial statements, the scope of the independent and internal audit programs, audit results, and the adequacy of Applied’s internal accounting and financial controls.

The Board has determined that each Audit Committee member is independent for purposes of section 10A of the Securities Exchange Act of 1934 and that Shelly M. Chadwick, Mary Dean Hall, Dan P. Komnenovich, Robert J. Pagano, Jr., and Vincent K. Petrella are “audit committee financial experts,” as defined in Item 407(d)(5) of Securities and Exchange Commission (“SEC”) Regulation S-K.

The Audit Committee’s report is on page 75 of this proxy statement.

Corporate Governance & Sustainability Committee. The Corporate Governance & Sustainability Committee assists the Board by reviewing and evaluating potential director nominees, Board and CEO performance, Board governance, director compensation, compliance with laws, public policy matters, sustainability and social subjects, and other issues. The committee also administers long-term incentive awards to directors under the 2019 Long-Term Performance Plan.

Executive Organization & Compensation Committee. The Executive Organization & Compensation Committee monitors and oversees Applied’s management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves executive officers’ compensation and benefits. The committee also administers incentive awards to executives under the 2019 Long-Term Performance Plan, including the annual Management Incentive Plan. Pay Governance LLC (“Pay Governance”) serves as the committee’s independent executive compensation consultant.

In approving executive officers’ compensation and benefits, the committee bases its decisions on a number of considerations, including the following: the committee’s own reasoned judgment; peer group and market survey information; recommendations provided by the independent consultant; and recommendations from Applied’s CEO as to the other executive officers’ compensation and benefits.

Applied Industrial Technologies 2023 Proxy Statement	17

Corporate Governance

For more information on the committee, please read, beginning on page 24, the “Compensation Discussion and Analysis” portion of this proxy statement.

Board’s Role in Risk Oversight

Risk is inherent in every enterprise and Applied faces many risks of varying size and intensity. While management is responsible for day-to-day management of those risks, the Board, as a whole and through its committees, oversees and monitors risk management. In this role, the Board is responsible for determining that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that robust communication with management is essential for risk management oversight. Senior management attends quarterly Board meetings and responds to directors’ questions or concerns about risk management and other matters. At these meetings, management regularly presents to the Board on strategic matters involving our operations, and the directors and management engage in dialogue about the company’s strategies, challenges, risks, and opportunities. Each year, management reports more broadly on the company’s enterprise risk management process. The non-management directors also meet regularly in executive session without management to discuss a variety of topics, including risk.

In addition, the Board devotes time and attention to cybersecurity and information management risks. Applied’s Vice President – Information Technology reports regularly (three times in 2023) to the Board on cybersecurity matters and related risk exposures. These reports include the results of the Company’s continuous security awareness training, as well as its adherence to ISO27001 framework.

While the Board is ultimately responsible for risk oversight, the committees assist the Board in the areas described below, with each committee chair presenting reports to the Board regarding the committee’s deliberations and actions.

•	The Audit Committee assists with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements.

•

The Executive Organization & Compensation Committee assists with respect to management of risks related to executive succession and retention and arising from our executive compensation policies and programs.

•

The Corporate Governance & Sustainability Committee assists with respect to management of risks associated with Board organization and membership, and other corporate governance matters, as well as company culture, ethical compliance, and other sustainability and social subjects.

We have assessed the risks arising from Applied’s compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Executive Organization & Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Applied.

Environmental, Social and Governance Oversight

As noted above, the Corporate Governance & Sustainability Committee has been charged with assisting the Board in managing risks associated with sustainability and social subjects. As part of their oversight, the Corporate Governance & Sustainability Committee receives updates at each committee meeting on the ESG activities and strategy. The Corporate Governance & Sustainability Committee is currently comprised of all of the Board’s independent directors.

Applied also voluntarily discloses key ESG matters and metrics both on its website and in its annual Sustainability Report. The most recent Sustainability Report is available on its website at www.applied.com/sustainability. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

18	Applied Industrial Technologies 2023 Proxy Statement

Corporate Governance

Communications with Board of Directors

Shareholders and other interested parties may communicate with a director by writing to that individual c/o Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. In addition, they may contact the non-management directors or key Board committees by e-mail, anonymously if desired, through a form located in the investor relations area of Applied’s website at www.applied.com. The Board has instructed Applied’s Secretary to review the communications and to exercise judgment not to forward correspondence such as routine business inquiries and complaints, business solicitations, and frivolous communications. The Secretary delivers summary reports on the nature of all the communications to the Audit Committee and the Corporate Governance & Sustainability Committee.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance & Sustainability Committee first considers Applied’s developing needs and desired characteristics of a new director, as determined from time to time by the committee. The committee then considers candidate attributes, including the following: business, strategic, and financial skills; independence, integrity, and time availability; diversity of gender, race, ethnicity, and other personal characteristics; and overall experience in the context of the Board’s needs. From time to time, the committee engages a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees.

The committee will also consider qualified director candidates recommended by shareholders. Shareholders can submit recommendations by writing to Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115. For consideration by the committee in the annual director nominating process, shareholders must submit recommendations at least 120 days prior to the anniversary of the date on which our proxy statement was released to shareholders in connection with the previous year’s annual meeting. Shareholders must include appropriate detail regarding the shareholder’s identity and the candidate’s business, professional, and educational background, diversity considerations, and independence. The committee does not intend to evaluate candidates proposed by shareholders differently than other candidates.

Transactions with Related Persons

Applied’s Code of Business Ethics expresses the principle that situations presenting a conflict of interest must be avoided. In furtherance of this principle, the Board has adopted a written policy, administered by the Corporate Governance & Sustainability Committee, for the review and approval, or ratification, of transactions with related persons.

The related party transaction policy applies to a proposed transaction in which (1) Applied is a participant, (2) a director, executive officer or significant shareholder, or an immediate family member of such a person, has a direct or indirect material interest, and (3) the aggregate amount involved exceeds $50,000 in a fiscal year or is otherwise material to the related person. The policy provides that the Corporate Governance & Sustainability Committee will consider, among other things, whether the transaction is on terms no less favorable than those provided to unaffiliated third parties under similar circumstances, and the extent of the related person’s interest. No director may participate in discussion or approval of a transaction for which the director is a related person.

Warren E. Hoffner, our Vice President, General Manager – Fluid Power & Flow Control, is an executive officer. Mr. Hoffner joined the company in 1996 when we acquired a distribution business owned by him and his father. Two related party lease arrangements have survived from the acquisition and been renewed from time to time: (1) we lease a building from a company owned 50% by Mr. Hoffner’s father (who retired at the time of the acquisition) at a current rental rate of $160,683 per year, with a term expiring in 2026; and (2) we lease a second building from Mr. Hoffner’s father at a current rental rate of $132,836 per year, also with a term

Applied Industrial Technologies 2023 Proxy Statement	19

Corporate Governance

expiring in 2026. Applied management, using a third-party broker, negotiates the rental rates and other lease terms and we consider them market competitive. Following a review, the Corporate Governance & Sustainability Committee ratified the lease transactions.

On January 24, 2023, Fred D. Bauer, our former Vice President – General Counsel & Secretary, gave notice to Applied that he would retire from his employment effective as of January 31, 2023. On January 24, 2023, Applied entered into a consulting agreement with Mr. Bauer to assist Applied and work to ensure a smooth transition to his successor. The consulting agreement provided for a term commencing on February 1, 2023, and continuing until March 31, 2023. Mr. Bauer received $44,131 per month for services under the consulting agreement, as well as being reimbursed for reasonable and normal business expenses incurred. In addition, the consulting agreement provided that the Management Incentive Plan proration period for Mr. Bauer’s outstanding award would include the term of the consulting agreement, that SARs previously granted would vest upon Mr. Bauer’s retirement on January 31, 2023 but the three-year period in which Mr. Bauer may exercise the SARs would commence after the last day of the term of the consulting agreement, and that the performance shares and Restricted Stock Units proration periods for Mr. Bauer’s previously granted awards would include the term covered by the consulting agreement.

20	Applied Industrial Technologies 2023 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION

Only non-employee directors receive compensation for service as directors. Mr. Schrimsher, our President & Chief Executive Officer, does not receive additional compensation for serving as a director.

Compensation Review

The Corporate Governance & Sustainability Committee reviews director compensation annually. The committee seeks to provide competitive compensation to assist with director retention and recruitment. If the committee believes a change is warranted to remain competitive considering the size and nature of our business, then the committee makes a recommendation to the Board of Directors.

The committee bases its recommendations on a number of considerations including market data on director compensation, as reported in other companies’ SEC filings (including those companies in the peer group used for executive pay benchmarking), advice from outside experts, and the committee’s own reasoned judgment. In general, the committee targets median director compensation levels and mix for comparably sized companies in similar industries, also considering the time commitments required of directors. A majority of the directors must approve a change.

Management assists the committee by preparing analyses at its request but does not play a role in determining or recommending the amount or form of director compensation.

The 2019 Long-Term Performance Plan limits director compensation (cash and equity) to $750,000 per year per director, consistent with evolving best practices.

Components of Compensation Program

The director compensation program’s primary components follow:

Cash Retainers.

Position	Annualized Retainers ($) (1)
Each Non-Employee Director	100,000
Board Chairman	Additional 80,000
Audit Committee Chair	Additional 20,000
Corporate Governance & Sustainability Committee Chair	None (2)
Executive Org. & Comp. Committee Chair	Additional 15,000

(1)	Retainers are earned on a quarterly basis.

(2)

The Board discontinued the Corporate Governance & Sustainability Committee chair retainer in 2019 when the committee roster was reconstituted to include all the independent directors, with Mr. Wallace, the Board Chairman, serving as committee chair.

Long-Term Incentives. Annually, the Corporate Governance & Sustainability Committee considers long-term incentive awards to directors. In recent years, the awards have been in the form of restricted shares of Applied stock. The shares vest one year after the grant date, subject to conditions as to forfeiture and acceleration of vesting.

To mitigate the impact of short-term stock price volatility, the method for determining the shares’ targeted value uses an average closing share price for 90 trading days prior to the grant, similar to the approach used in determining equity awards for Applied’s executives.

Applied Industrial Technologies 2023 Proxy Statement	21

Director Compensation

In January 2023, the committee awarded each director 1,044 restricted shares under the 2019 Long-Term Performance Plan. The award’s targeted value represented a little more than half of each director’s total compensation (excluding retainers paid to directors with extra duties), approximating typical practices of other companies. In addition, after considering the Board Chairman’s extra responsibilities, the committee awarded Mr. Wallace an additional 167 shares.

Other Benefits. Applied reimburses directors for travel expenses for attending meetings, as well as for attending director education seminars and conferences. The directors also participate in our travel accident insurance plan. Contributory health care coverage is available to directors who joined the Board before 2011; Mr. Wallace is the sole qualifying director and participant in fiscal 2023. We believe these practices generally are consistent with those of other companies and are relatively modest in their cost to Applied.

Stock Ownership Guideline

Applied expects each non-employee director to own, within five years after joining the Board, Applied shares (not including unexercised stock options) valued at a minimum of five times the annual retainer fees, or $500,000. The Board believes this ownership guideline is consistent with the practices of peers and other companies, and is a good governance practice. Directors may hold the shares directly or indirectly.

On June 30, 2023, each director owned shares valued in excess of the $500,000 guideline, except for Ms. Chadwick, who joined the Board in August 2022.

The average non-employee director share ownership value on June 30, 2023, was nineteen times the annual retainer fees.

Director Compensation — Fiscal Year 2023

The following table shows information about non-employee director compensation in 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Madhuri A. Andrews	100,000	127,660	0	0		227,660
Shelly M. Chadwick (3)	91,668	192,922	0	0		284,590
Mary Dean Hall	100,000	127,660	0	0		227,660
Dan P. Komnenovich	100,000	127,660	0	0		227,660
Robert J. Pagano, Jr.	100,000	127,660	0	0		227,660
Vincent K. Petrella	120,000	127,660	0	0		247,660
Joe A. Raver	115,000	127,660	0	0		242,660
Peter C. Wallace	180,000	148,081	0	20,977	(4)	349,058

(1)

On June 30, 2023, each non-employee director held 1,044 restricted shares which vest in January 2024; in addition, on June 30, 2023 (a) Mr. Wallace held an additional 167 shares which vest in January 2024 and (b) Ms. Chadwick held an additional 628 shares, a partial year award granted upon her election to the Board, which vested in August 2023. Restricted stock awards provide for the accrual of dividends and payment at vesting. Directors hold voting rights for the shares. The amounts in the table represent the awards’ grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”).

(2)	On June 30, 2023, Mr. Wallace held 3,114 stock options from a 2015 award.

(3)	Ms. Chadwick joined the Board in August 2022.

(4)	Reflects the value of health care benefits.

22	Applied Industrial Technologies 2023 Proxy Statement

Beneficial Ownership

HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS, AND DIRECTORS

The following table shows beneficial ownership of Applied common stock, on June 30, 2023, by (i) persons believed by us to own beneficially more than 5% of Applied’s outstanding shares, based on our review of SEC filings, (ii) all directors and nominees, (iii) the active executive officers named in the Summary Compensation Table on page 42, and (iv) all directors, nominees, and executive officers (on June 30, 2023) as a group.

Name of Beneficial Owner	Shares Beneficially Owned on June 30, 2023 (1)		Percent of Class (%) (2)
BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	6,701,557	(3)	17.3
The Vanguard Group, Inc. P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600	5,071,358	(4)	13.1
Madhuri A. Andrews	6,812
Shelly M. Chadwick	1,672
Mary Dean Hall	6,812
Warren E. Hoffner	63,693
Dan P. Komnenovich	25,135
Kurt W. Loring	74,314
Robert J. Pagano, Jr.	10,172
Vincent K. Petrella	19,710
Joe A. Raver	11,687
Neil A. Schrimsher	394,093		1.0
Jason W. Vasquez	47,626
Peter C. Wallace	33,015
David K. Wells	85,638
All Directors, Nominees, and Executive Officers as a Group (14 Individuals)	780,379	(5)	2.0

(1)

We determined beneficial ownership in accordance with SEC rules; however, the holders may disclaim beneficial ownership. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and active named executive officers’ totals include shares that could be acquired within 60 days after June 30, 2023, by exercising vested stock options and stock-settled stock appreciation rights (“SARs”): Mr. Hoffner, 11,525; Mr. Loring, 53,950; Mr. Schrimsher, 105,000; Mr. Vasquez, 36,700; Mr. Wallace, 3,114; and Mr. Wells, 64,750. Mr. Wallace’s total also includes 7,806 shares held in a nonqualified deferred compensation plan account for which he has voting, but not dispositive power. Each non-employee director’s total also includes 1,044 restricted shares (1,211 for Mr. Wallace and 1,672 for Ms. Chadwick), for which the director has voting but not dispositive power. The executive officers’ totals do not include unvested restricted stock unit holdings.

(2)	Does not show percent of class if less than 1%.

(3)

BlackRock, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Schedule 13G/A filed with the SEC on January 26, 2023, indicating it had sole voting power for 6,525,574 shares and no voting power for the remaining shares.

(4)

The Vanguard Group, Inc. reported its ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 14, 2023, indicating it had shared voting and dispositive power for 69,680 shares, no voting but sole dispositive power for 4,960,467 shares, and no voting but shared dispositive power for 40,686 shares.

(5)

Includes 271,925 shares that could be acquired by the individuals within 60 days after June 30, 2023, by exercising vested stock options and SARs. In determining ownership percentage, these stock option and SAR shares are added to both the denominator and the numerator.

Applied Industrial Technologies 2023 Proxy Statement	23

Executive Compensation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis section (“CD&A”) provides details about the compensation program for Applied’s executive officers. It describes the company’s compensation philosophy and objectives, roles, and responsibilities in making compensation decisions, the components of compensation, and the reasons for compensation adjustments, incentive payments, and long-term incentive grants made in fiscal year 2023.

This discussion and analysis should be read in conjunction with the Summary Compensation Table on page 42 and the additional tables and narrative disclosure that follow it.

As required by SEC rules, the proxy statement includes disclosures regarding the compensation of the following executive officers (the “named executive officers” or “NEOs”):

Name	Position
Neil A. Schrimsher	President & Chief Executive Officer (“CEO”)
David K. Wells	Vice President – Chief Financial Officer & Treasurer (“CFO”)
Warren E. Hoffner	Vice President, General Manager – Fluid Power & Flow Control
Kurt W. Loring	Vice President – Chief Human Resources Officer
Jason W. Vasquez	Vice President – Sales & Marketing, U.S. Service Centers
Fred D. Bauer (1)	Retired Vice President – General Counsel & Secretary

(1)	Mr. Bauer retired on January 31, 2023.

Unless otherwise noted, references to years in the “Executive Compensation” section of this proxy statement mean Applied’s fiscal years ended on June 30.

2023 Compensation Program Highlights

The Board’s Executive Organization & Compensation Committee (the “Committee”) seeks to align overall compensation with performance to maximize Applied’s long-term shareholder return. With this objective, and after considering competitive market data and subjective factors (including the 2022 “say on pay” vote results), the Committee maintained the compensation program similar to prior years, taking the following actions in 2023 relative to the primary pay elements:

Base Salary and Target Annual Incentive Pay

•	The Committee approved base salary adjustments for the NEOs, with Mr. Schrimsher earning a 2.2% raise.

•

The Committee maintained the NEOs’ annual incentive target compensation as a percentage of salary at the same levels as in previous years, except that Mr. Schrimsher’s percentage was adjusted to 110% (from 105%), and Mr. Vasquez’s to 60% (from 55%).

Long-Term Incentives

•

Emphasizing performance in Applied’s incentive plans, the Committee awarded approximately 50% (55% for Mr. Schrimsher) of each NEO’s targeted long-term incentive value in performance shares, tied to key company metrics and unchanged from the previous year.

24	Applied Industrial Technologies 2023 Proxy Statement

Executive Compensation

•

Stock-settled stock appreciation rights (“SARs”) and restricted stock units (“RSUs”), equally weighted, made up the remainder of the targeted long-term incentive value, and were also unchanged from the prior year. Accordingly, all long-term incentives were equity-based.

•

After considering market data and subjective factors, the Committee approved single-digit adjustments to annual long-term incentive target values for most NEOs, with Mr. Schrimsher earning a 3.4% increase.

The actions maintained the NEOs’ total targeted compensation at levels reasonably approximating market medians among peer distribution industry companies, consistent with Applied’s pay philosophy.

Business momentum continued during 2023 and Applied achieved record financial results, supported by top-tier organic growth, steadfast execution, and ongoing expansion of our next-generation Automation platform. Net sales rose 15.8% and net income rose 34.7%, both to record levels:

	2023	2023 Adjusted (1)	2023 Goal	2022
Sales	$4.41 billion	—	—	$3.8 billion
Net Income	$346.7 million	$343.0 million	$285.5 million	$257.4 million
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) (2)	$524.5 million	$524.4 million	$454.5 million	$409.6 million
Average Working Capital as a Percentage of Sales (3)	26.6%	—	25.4%	25.4%
Return on Assets (“ROA”) (4)	13.7%	13.5%	11.5%	11.1%

(1)	Following a review, the Committee excluded certain income from the achievement calculations under the NEOs’ incentive programs. The “2023 Adjusted” column reflects results as so adjusted.

(2)	EBITDA is calculated, for purposes of the NEOs’ performance share programs, by adding net income, interest expense, income taxes, depreciation, and intangibles amortization.

(3)

Average working capital as a percentage of sales is calculated, for purposes of the 2023 Management Incentive Plan, by taking the arithmetic average, for the fiscal year’s four quarters, of the following calculations: average working capital for the quarter as a percentage of sales for the twelve months ending with the quarter end.

(4)	ROA is calculated, for purposes of the performance share programs, by dividing annual net income by average monthly assets for the year.

Total shareholder return, considering the change in our stock price and reinvested dividends, rose 48.43% for the year (141.87% over three years). The company returned $54.2 million of cash to shareholders through dividends and share repurchases during the year.

Net income, adjusted as described above, exceeded the 2023 net income goal, however the average working capital as a percentage of sales did not meet the 2023 average working capital as a percentage of sales goal. The NEOs earned annual incentive pay for 2023 at an average of 156% of their individual target values.

Shares earned or “banked” for 2023 under the performance share programs, described in detail on pages 36-38, are shown below:

Performance Shares Program	Banked Award as % of 2023 Target Shares
2023-2025	163.4%
2022-2024	200.0%
2021-2023	200.0%

2023 achievements under the three-year performance share programs averaged 187.8% of target shares. The average payout for the full three-year period of the completed 2021-2023 program was 200.0% of target.

Applied Industrial Technologies 2023 Proxy Statement	25

Executive Compensation

We believe that our compensation decisions, as described in this CD&A, reflect a balanced and responsible pay approach. We also value shareholder opinion and, in performing its duties, the Committee considers the outcome of the annual advisory vote to approve the NEOs’ compensation. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on specific compensation items. We are pleased to have earned the shareholders’ affirmation last year, with 96% of the shares cast voting in favor; as a result, the Committee made no material changes to the program.

Compensation Practices Highlights

We regularly review evolving best practices in executive compensation. Below are some of the more significant best practices we have adopted and practices we avoid:

What We Do	What We Don’t Do

   Pay for performance: in 2023, an average of 64% of the targeted primary compensation for the NEOs (82% for our CEO) was tied to performance.

   Committee members meet independence requirements under SEC rules and NYSE listing standards.

   The Committee uses an independent compensation consultant.

   Balanced approach to compensation, combining fixed and variable, short-term and long-term, cash and equity, and performance and time-based shares.

   Pay philosophy targets market median compensation among peer distribution industry companies.

   The Committee sets reasonably demanding incentive plan goals that are regularly reviewed for difficulty and analyzes the alignment of our pay program outcomes with our financial results.

   Diverse incentive goals without steep payout cliffs. Equity award vesting periods encourage consistent behavior and reward long-term, sustained performance.

   Change in control agreements and equity plan include “double trigger” provisions for cash payment and equity vesting.

   Limited perquisites and other benefits.

   Significant stock ownership guidelines for executive officers and directors, with requirement of holding net shares from equity awards until guideline is met.

   Provisions in plans and award terms to claw back compensation under defined circumstances.

   No payment of dividend equivalents on performance shares, or on restricted stock units granted under 2019 Long-Term Performance Plan, until earned.

   No granting of stock options or SARs with an exercise price less than fair market value at grant.

   No repricing or replacing of underwater stock options or SARs.

   No duplication of metrics in the goals for our short and long-term incentive plans.

   No equity awards granted with vesting periods shorter than one year.

   No hedging, pledging, or short sales of Applied stock are permitted.

   No payment of guaranteed, above-market, or preferential interest or earnings on deferred compensation.

   Change in control agreements only with three NEOs.

   No excise tax gross-up provisions in change in control agreements.

   No defined benefit pension plan for current officers.

   Annual compensation risk assessment conducted to ensure compensation designs do not encourage excessive risk-taking.

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Compensation Philosophy and Objectives

Applied’s primary goal in compensating our executive officers is maximizing long-term shareholder return. In pursuing this goal, we seek to design and to maintain a program that will accomplish the following:

•	Attract and retain qualified and motivated executives by providing compensation that, at target performance, is competitive with a peer group of distribution industry companies,

•	Incent executives to achieve goals, and to take appropriate risks, consistent with Applied’s business strategies, and

•	Reward executives for results they influence that contribute to long-term shareholder value.

Applied is an industrial distributor in mature markets, with many companies offering the same or substantially similar products and services. In this environment, attracting and retaining talented key employees is critical to success. For this reason, while we aim to design the executive compensation program to support the successful execution of our strategy, we also examine our program’s competitiveness with other distributors’ programs. In addition, we consider trends and practices outside the industry to understand best practices and their potential implications for Applied.

Applied believes it is important for executives to focus on both short-term and long-term performance to maximize shareholder return. Accordingly, we provide annual and long-term incentive plans designed to align executives’ interests with shareholders’.

Roles and Responsibilities

Executive Organization & Compensation Committee. The Committee is composed solely of independent directors and is responsible for the executive compensation program’s design and implementation. The Committee’s duties include the following:

•	Evaluating Applied’s executive compensation, including by reviewing market data, which includes data from a peer group that is comprised of distribution companies,

•	Setting compensation components and levels for the CEO and the other executive officers,

•	Overseeing Applied’s executive compensation and benefit plans, including approving incentive awards,

•	Approving incentive plan goals that use performance metrics and evaluating performance to determine whether goals were achieved, and

•

Reviewing compensation risk assessment to determine (1) whether Applied’s compensation plans, arrangements, policies, and practices are reasonably likely to promote excessive risk-taking behavior, and (2) the effectiveness of policies, practices, or other circumstances that mitigate such behavior.

The Committee routinely receives tally sheets displaying updated data with respect to material components of each executive’s compensation and benefits, and share retention analyses. These help the Committee make decisions with respect to each component in the context of total compensation.

We have assessed the risks arising from Applied’s compensation policies and practices for employees, including the executive officers. The findings were reviewed with the Executive Organization & Compensation Committee. Based on the assessment, we believe our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on Applied.

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Executive Compensation

Independent Compensation Consultant. Pay Governance serves as the Committee’s independent compensation consultant, assisting the Committee with the following:

•	Establishing the executive compensation program’s components,

•	Identifying and reviewing peer group companies,

•	Analyzing the program’s competitiveness as well as alignment with the company’s performance,

•	Setting executive officers’ annual target compensation levels, both overall and by pay component, and

•	Updating the Committee on market trends, best practices, and regulatory changes affecting Applied’s executive compensation program.

Pay Governance is engaged by and reports directly to the Committee. The firm’s representative directly interacts with the Committee chair between meetings, participates in meetings, and performs assignments as requested. He also communicates with management to obtain information for completing assignments for the Committee, as well as to understand how the program supports the company’s strategic plans and needs. The firm submits its invoices to the Committee chair for approval and payment by Applied.

Pay Governance performed no other work for Applied during the year and received no other compensation from Applied outside its engagement by the Committee. Following a review of existing facts and circumstances, including factors specified in the NYSE listing standards, the Committee concluded that Pay Governance and its representative are independent from Applied’s management and directors.

Management. While the Committee is responsible for the program’s design and implementation, management assists the Committee in several ways.

Key executives attend portions of Committee meetings at its invitation. They prepare and present analyses at the Committee’s request, and regularly report on Applied’s performance. Our CEO also reports on the other executive officers’ individual performance and offers recommendations regarding their pay. The Committee sets the executive officers’ pay in executive session without management present.

Management assists the Committee’s consultant by providing compensation data and other input and helping the consultant understand Applied’s organizational structure, business plans, goals, and performance, and the competitive landscape. Management does not have its own executive compensation consultant.

Executive Compensation Program Overview

Structure. The compensation program for executive officers includes the following components:

•	Base salary,

•	Annual incentive pay,

•	Long-term incentives,

•	Qualified, nonqualified, and welfare plan benefits, and

•	Change in control and termination benefits.

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Base salary, annual incentive pay, and long-term incentives are the primary components and are summarized below.

Component		Description	Rationale

Base Salary		Fixed compensation paid in cash for service during year	To provide base amount of market competitive pay

Annual Incentive Pay: Management Incentive Plan		Variable compensation paid annually in cash based on performance relative to annual company goals as well as individual performance	To motivate and reward executives with respect to fiscal year company and individual performance

Long-Term Incentives	Performance Shares (55% weighting for CEO, 50% for other NEOs)	Shares earned based on achievement of company goals over a three-year period	To promote • Achievement of longer-term company goals • Stock price appreciation through use of stock-based and stock-settled instruments • Executive retention through service-based vesting
	Stock Appreciation Rights (SARs) (22.5% weighting for CEO, 25% for other NEOs)	Stock-settled awards that provide realizable compensation only to the extent our stock price appreciates
	Restricted Stock Units (RSUs) (22.5% weighting for CEO, 25% for other NEOs)	Shares earned after three years of continued service

The Committee sets base salaries to be competitive with market medians for similar positions in peer distribution industry companies. Target annual and long-term incentives aim to reflect market median practices of peers in order to deliver total target compensation competitive with the market medians. Actual incentive pay depends in large part on how Applied performs relative to its goals and how its stock price performs in response. As a result, realized compensation from annual and long-term incentives can vary significantly based on the company’s operating and stock price performance.

Applied’s compensation practices reflect a pay-for-performance philosophy. Most of the NEOs’ compensation is “at risk” and tied to company-wide and individual performance. Moreover, incentive pay generally makes up a greater share of the overall opportunity for executives in more senior positions.

Applied also believes programs leading to equity ownership help align executives’ interests with shareholders’. However, the long-term incentive program is structured to avoid excessive dilution, with annual share utilization approximating 1% of shares outstanding. The Committee periodically reviews share utilization in relation to market practices in an effort to ensure Applied’s equity plan is not unduly diluting shareholders’ interests.

The Committee generally determines each executive officer’s base salary, annual incentive target compensation (expressed as a percentage of base salary), and long-term incentive target compensation independently from the other primary components of compensation. Nevertheless, the Committee also reviews data regarding total target cash compensation (salary plus annual incentive target compensation) and total target compensation (salary plus annual incentive target compensation plus long-term incentive target compensation) and considers the information contextually, with the company’s pay philosophy and desired pay position, when evaluating each component.

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Executive Compensation

The result is a mix among base salary, annual incentive target compensation, and long-term incentive target compensation, as well as between cash and equity-based incentives, that is competitive with market median practices.

The charts below show the percentage allocation of opportunities provided in 2023 to Mr. Schrimsher and the other NEOs in the forms of base salary, annual incentive target opportunity, and long-term incentive target opportunity (awarded in equity-based instruments).

2023 TARGET COMPENSATION MIX

Mr. Schrimsher, our CEO, earns higher pay than the other officers, reflecting his role in establishing and achieving the company’s strategic goals, as well as market practices. His overall compensation is weighted, however, more toward incentive pay, particularly long-term incentives. This distinction is appropriate considering his responsibility and influence over Applied’s performance and is typical among companies in the peer group described below.

Competitive Pay Review for 2023. To help evaluate Applied’s executive compensation, the Committee creates a peer group of distribution companies, primarily industrial distributors. Distributor comparisons provide the Committee insight into executive pay and benefits at companies in similar market environments. Pay Governance then prepares a competitive review and assessment, analyzing the competitiveness of target compensation for Applied’s executive positions relative to comparable peer group data.

For 2023, with assistance from Pay Governance, the Committee selected 20 distribution companies (the “Peer Group”) with annual sales ranging from $1.6 billion to $9.8 billion, and median sales of $5.0 billion, as compared with Applied’s sales of $3.8 billion for the same comparison period. In addition to annual sales levels, the Committee also considered market capitalization, invested capital, number of employees and asset size when establishing the Peer Group. Each Peer Group company disclosed compensation for top officers in SEC filings.

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Management did not participate in selecting the companies. The Peer Group included the companies in the table below, all of which had also been in the 2022 peer group:

2023 Peer Group
AAR Corp.	GMS Inc.	Rush Enterprises, Inc.
APi Group Corporation	MRC Global Inc.	ScanSource, Inc.
Avient Corporation	MSC Industrial Direct Co., Inc.	SiteOne Landscape Supply, Inc.
Beacon Roofing Supply, Inc.	NOW Inc.	UniFirst Corporation
BlueLinx Holdings Inc.	Owens & Minor, Inc.	Univar Solutions Inc.
Boise Cascade Company	Patterson Companies, Inc.	Watsco, Inc.
Fastenal Company	Pool Corporation

Pay Governance then prepared a compensation review and assessment, analyzing the competitiveness of target compensation for Applied’s CEO and CFO positions relative to comparable Peer Group data. Pay Governance did not analyze Peer Group data for other officer positions for 2023 but reported on broader compensation trends to assist the Committee in evaluating target pay levels.

The study identified Peer Group pay for each position at the 25th, 50th, and 75th percentile levels. The 50th percentile is referred to here as the “market median” and represents Applied’s target pay objective.

Beyond the Peer Group data, Pay Governance presented other pay data from several broad industrial company surveys. The Committee requested this supplemental data to help confirm the Peer Group data’s reliability.

Pay Governance analyzed base salary, annual incentive target compensation as a percentage of base salary, total cash target compensation (base salary plus annual incentive target compensation), long-term incentive target compensation, and total direct target compensation (total cash target compensation plus long-term incentive target compensation).

The study also compared Applied’s performance in each of the past five years with the Peer Group companies’ performance, considering metrics such as sales growth, EBITDA growth, cash flow growth, EBITDA margin, cash flow margin, net income margin, ROA, and total shareholder return. The comparisons assist the Committee in examining how Applied’s executive pay aligns with company performance relative to peers.

Using Pay Governance’s study, the Committee evaluated each primary compensation component. In most years, including 2023, the Committee seeks to compensate executives near the market median if Applied’s performance targets are achieved. Sustained performance below target levels should result in realized total compensation below market medians, and performance that exceeds target levels should result in realized total compensation above market medians.

However, market medians and ranges only represent beginning reference points; the Committee also uses its subjective judgment to adjust targeted compensation to reflect factors such as individual performance and skills, long-term potential, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

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Detailed Review of Compensation Components

Base Salary. The Committee observes a general policy that base salaries for executive officers who have held their positions for at least three years and are meeting performance expectations should approximate the market median for comparable positions. As with all pay components, however, the Committee, using its subjective judgment, sets salaries higher or lower to reward individual performance and skills and other considerations such as those mentioned above.

In 2023, after considering the Peer Group data, executive pay trends in the broader market, and the more subjective factors referenced above, the Committee approved base salary adjustments, with Mr. Schrimsher earning a 2% raise.

The Committee’s actions maintained the officers’ pay at competitive levels relative to market medians and reflected a discipline of managing base salaries within the framework of Applied’s pay philosophy and competitive data.

Annual Incentive Pay. With the annual Management Incentive Plan, the Committee seeks to reward executive officers, in cash, for achieving fiscal year goals. In general, the Committee seeks to pay total cash compensation near the market median when Applied meets its goals, and to pay above (or below) the median when Applied exceeds (or falls short of) its goals.

At the beginning of the fiscal year, after the Board reviews Applied’s annual business plan as prepared and presented by management, the Committee develops objective goals and targets for the Management Incentive Plan. The Committee considers the market outlook and the business plan, along with the available opportunities and attendant risks.

In 2023, the Committee established goals based on company-wide measures that it considers key indicators of shareholder value creation:

•	Net Income – bottom-line profitability; and

•	Average Working Capital as a Percentage of Sales – a measure of operating working capital management efficiency.

Average working capital as a percentage of sales is calculated, for purposes of the 2023 Management Incentive Plan, by taking the arithmetic average, for the four quarters of the fiscal year, of the following calculations: average working capital for the quarter as a percentage of sales for the twelve months ending with the quarter end.

Sixty percent of each executive officer’s Management Incentive Plan payout was determined based on the level of achievement of net income and 20% was determined based on the level of achievement of average working capital as a percentage of sales, as well as each executive officer’s target incentive award value. The Committee sets goals for the performance measures that it believes are attainable, but that require executives to perform at a consistently high level to achieve target award values. In the prior year, 2022, net income was $256.9 million and average working capital as a percentage of sales was 25.4% for determining 2022 Management Incentive Plan payouts.

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Target and maximum incentive objectives for 2023 are shown in the table below:

Net Income (weighted 60%)	Under $242.7 million	$242.7 million	$285.5 million	$342.6 million
% of Prorated Portion of Target Award	0%	50%	100%	200%

Average Working Capital as a Percentage of Sales (weighted 20%)	Over 27.5%	27.5%	25.4%	23.4%
% of Prorated Portion of Target Award	0%	50%	100%	200%

The payouts for these components could have ranged from 0% to 200% of the executive officers’ target award values. The Committee established this range, consistent with prior years, after considering Pay Governance’s guidance on market practices. Payouts for each performance measure are prorated on a straight-line basis for results falling between the threshold 50%, 100%, and maximum 200% payout levels.

The Committee assigns an annual incentive target, expressed as a percentage of salary, to each executive officer. For 2023, the Committee maintained the percentages at the same levels as in previous years, except that Mr. Schrimsher’s percentage was adjusted to 110% (from 105%), and Mr. Vasquez’s to 60% (from 55%). The 2023 targets follow:

Name	Base Salary ($)	Incentive Target (%)	Target Award Value ($)
N. Schrimsher	950,000	110	1,045,000
D. Wells	490,000	70	343,000
W. Hoffner	415,000	60	249,000
K. Loring	395,000	55	217,250
J. Vasquez	350,000	60	210,000
F. Bauer	448,000	55	246,400

The Management Incentive Plan terms provide the Committee the authority, in its sole discretion, to adjust performance achievements in order to prevent diminution or enlargement of the benefits intended to be conferred.

As a result of Applied’s 2023 performance, as adjusted, the Management Incentive Plan payouts for the net income and average working capital as a percentage of sales components were as follows:

Goal	2023 Achievement	Payout as % of Prorated Portion of Target Award
Net Income (weighted 60%)	$343.0 million (1)	200%
Average Working Capital as a Percentage of Sales (weighted 20%)	26.6%	71.4%

(1)	Net income amount reflects adjusted achievement.

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Executive Compensation

The remaining 20% of each executive officer’s plan opportunity was tied to the Committee’s subjective evaluation of individual performance, considering performance relative to strategic objectives, including sustainability and social matters.

After evaluating individual performance, with Mr. Schrimsher reporting on the other officers’ performance, the Committee approved the following payouts for this final component: Mr. Schrimsher, $250,800; Mr. Wells, $75,460; Mr. Hoffner, $49,800; Mr. Loring, $43,450; Mr. Vasquez, $50,400; and Mr. Bauer, $36,960.

Shown below are the NEOs’ total 2023 Management Incentive Plan payouts:

Name	Annual Incentive Payout ($)
N. Schrimsher	1,654,026
D. Wells	536,040
W. Hoffner	384,157
K. Loring	335,173
J. Vasquez	332,388
F. Bauer (1)	285,109

(1)	Mr. Bauer earned a partial year payout for the period extending through a post-retirement consulting period.

The average NEO payout, as a percentage of the target awards, for those NEOs that were with Applied as of June 30, 2023, was 156.3%.

Considering company goals only, Management Incentive Plan achievements for the most recent five years, as a percentage of targeted achievement, were as follows:

Year	Achievement of Company Goals (Combined %)
2023	167.9
2022	180.0
2021	200.0
2020	99.7
2019	61.3

Long-Term Incentives. Early in the year, the Committee made long-term incentive awards to the executive officers under the 2019 Long-Term Performance Plan.

The plan rewards executives for achieving long-term goals and authorizes incentive awards in a variety of forms. The Committee makes awards annually, after reviewing the previous fiscal year’s financial results.

As with the other primary compensation components, the Committee sets the awards’ value after reviewing the independent consultant’s target compensation study. In most years, the Committee seeks to provide awards with a targeted value near the market median for equivalent positions, with variation to reward individual performance and skills, as well as to reflect factors such as long-term potential, responsibility, tenure in the position, internal equity, retention considerations, and the position’s importance in Applied’s organization.

The Committee uses long-term incentive awards for purposes of motivation, alignment with long-term company goals, and retention. The Committee intends to pay total long-term compensation near the market median

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when Applied meets its goals and above when Applied exceeds its goals. If goals are not achieved, then long-term compensation should fall below the market median.

After considering Pay Governance’s study and the subjective factors identified above, the Committee approved single-digit adjustments to annual long-term incentive target values for most NEOs, with Mr. Schrimsher earning an increase of 3.4%. Emphasizing operating performance, the Committee awarded long-term incentives using three vehicles, all stock-settled, in the approximate weightings shown below.

2023 LONG-TERM INCENTIVE AWARDS

The Committee believes these combinations appropriately balance the vehicles’ distinct purposes, with Mr. Schrimsher’s weighting, as befits his broad responsibilities, tilted more toward the operating performance-driven performance shares. Reflecting Applied’s culture, the mix differs from the norm for the Peer Group companies, which tend to place greater emphasis on service-based restricted stock. The awards also reflect the Committee’s subjective judgment that long-term incentive earnings should be paid in shares.

In determining numbers of performance shares to be targeted and SARs and RSUs to be awarded, the Committee values Applied’s shares based on data provided by Pay Governance. To reduce the impact of short-term stock price volatility, the valuation method uses an average closing share price for 90 trading days prior to the grant. The Grants of Plan-Based Awards table on page 45 shows the threshold, target, and maximum payouts for the performance shares, as well as the number of SARs and RSUs awarded to the NEOs.

The following paragraphs describe the executive officers’ 2023 awards, as well as performance for the year under the performance share programs:

•	Stock Appreciation Rights (22.5% of CEO’s Target Long-Term Incentive Value; 25% for Other NEOs)

The Committee and management believe SARs are strong performance-based vehicles, as the awards’ value depends on Applied’s stock price growth; until Applied performs in a manner that is recognized by the stock market and creates gains for shareholders, SARs have no value to executives. The base stock price is the market closing price on the grant date. SARs have a ten-year term and vest 25% on each of the first four anniversaries of the grant date, subject to continuous employment with Applied, thereby promoting executive retention.

The effects of retirement and other events on SARs and the other incentive vehicles are discussed in “Potential Payments upon Termination or Change in Control,” beginning on page 51.

The Committee intends for SARs to align the interests of management and shareholders in achieving long-term growth in the value of Applied’s stock by using a form of award the value of which is determined primarily by long-term stock price appreciation. The four-year vesting period, ten-year term, and stock-settled nature of the SARs are consistent with this objective. Moreover, SARs are less dilutive than stock options, further protecting shareholder interests.

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•	Restricted Stock Units (22.5% of CEO’s Target Long-Term Incentive Value; 25% for Other NEOs)

RSUs are grants valued in shares of Applied stock, but shares are not issued to executives until the grants vest on the third anniversary of the award date, assuming continued employment with Applied. The Committee believes cliff vesting is more demanding than typical market practice, but appropriate considering the nature of the award. RSU grants under the 2019 Long-Term Performance Plan provide for the accrual of dividend equivalents and payment on vesting.

The Committee considers RSUs to be a good tool for retaining executives. Because their value will increase or decrease over the three-year vesting period along with Applied’s stock, RSUs also promote efforts to maximize long-term shareholder return.

•	2023-2025 Performance Shares (55% of CEO’s Target Long-Term Incentive Value; 50% for Other NEOs)

Performance shares provide incentives to achieve goals over a three-year period. At the beginning of a period, the Committee sets a target number of shares of Applied stock to be paid to each executive at the end of the period, assuming continued employment. The actual payout is then calculated, relative to the target, based on Applied’s achievement of objective goals.

As a new three-year period begins, the Committee reviews the business plan and market outlook for each year of the period. Then, after also considering the independent consultant’s guidance as to market practices, the Committee determines performance measures and goal ranges at which payouts can be earned for each year; i.e., the goals for each year of a three-year period are established and approved at the start of the three-year period.

Applied’s approach, as opposed to setting goals covering the full three-year period, reduces the risk that a year of over- or under-performance unduly influences payouts for the full three years.

The Committee sets goals it believes are attainable without inappropriate risk-taking, but that still require executives to perform on a sustained basis at a consistently high level to achieve the targeted payout.

Payouts can range from 0% to 200% of the target number of shares. The target payout is 100% of the target number assigned to the executive. The Grants of Plan-Based Awards table on page 45 shows the threshold, target, and maximum payouts for performance shares awarded in 2023.

Because the payout is measured in shares, the award’s value depends on both the company’s operating performance and its stock price, motivating executives throughout the performance period with regard to both.

For the 2023-2025 performance shares, consistent with prior years, the Committee set separate goals for each year of the period, with 75% of an award tied to Applied’s EBITDA and 25% to ROA. ROA improvements can be achieved by, among other things, increasing sales and margins, as well as improving working capital management, all of which are important objectives for industrial distributors.

The Committee considered these metrics to be appropriate measures of management’s impact on operating performance and efficiency over a three-year period. The metrics also balanced the Management Incentive Plan’s emphasis on bottom-line results and cash flow.

Each participant’s targeted number of shares for the three-year period is divided into one-third for each year. Shares awarded for achievement during a particular year are then “banked” for distribution at the end of the three-year term and do not affect the banking of shares for the other years.

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Using individual years’ performance makes achieving maximum awards for the full three-year period more difficult because results exceeding maximum goals in any one year do not make up for shortfalls in other years.

The goals for the first year of the performance period, 2023, follow:

EBITDA (weighted 75%)	Under $363.6 million	$363.6 million	$454.5 million	$568.1 million
% of Prorated Portion of Target Share Award for 2023	0%	50%	100%	200%

ROA (weighted 25%)	Under 9.2%	9.2%	11.5%	14.4%
% of Prorated Portion of Target Share Award for 2023	0%	50%	100%	200%

Banked awards could range from 0% to 200% of the executive officers’ target share award values. The Committee established this range after considering Pay Governance’s guidance as to market practices. Awards for each performance measure were to be prorated on a straight-line proportional basis for results between the threshold 50%, 100%, and maximum 200% payout levels.

The performance share terms provide the Committee the authority, in its sole discretion, to adjust performance achievements in order to prevent diminution or enlargement of the benefits intended to be conferred. After reviewing Applied’s reported financial results, the Committee excluded $6.2 million of income from the achievement calculations, reducing the actual amount compared to target.

As a result of the 2023 achievements, as adjusted, participants banked awards, to be distributed in shares of Applied stock following the end of 2025, as follows:

2023 Goal	2023 Adjusted Achievement	Banked Award as % of Target Performance Shares for 2023
EBITDA (weighted 75%)	$524.4 million	161.6%
ROA (weighted 25%)	13.5%	169.0%
		Overall: 163.4%

•	2022-2024 Performance Shares (2023 performance)

As described above, the Committee sets separate goals for each year of a three-year performance share program at the time the program is adopted. So, while 2023 was the first year of the 2023-2025 performance period, it was also the second year of the 2022-2024 performance period and the third year of the 2021-2023 performance period. For the 2022-2024 performance shares, the 2023 goals, adopted in August 2021, follow:

EBITDA (weighted 75%)	Under $305.4 million	$305.4 million	$381.8 million	$477.3 million
% of Prorated Portion of Target Share Award for 2023	0%	50%	100%	200%

ROA (weighted 25%)	Under 7.6%	7.6%	9.5%	11.9%
% of Prorated Portion of Target Share Award for 2023	0%	50%	100%	200%

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As a result of 2023 achievements, as adjusted, participants banked awards, to be distributed in shares of Applied stock following the end of 2024, as follows:

	2023 Adjusted Achievement	Banked Award as % of Target Performance Shares for 2023
EBITDA (weighted 75%)	$524.4 million	200.0%
ROA (weighted 25%)	13.5%	200.0%
		Overall: 200.0%

The award banked for the program’s first year, 2022, as a percentage of target performance shares, was 178.9%.

•	2021-2023 Performance Shares (2023 performance)

The goals for the final year of the 2021-2023 performance shares program, adopted in October 2020, follow:

EBITDA (weighted 75%)	Under $232.2 million	$232.2 million	$290.3 million	$362.9 million
% of Prorated Portion of Target Share Award for 2023	0%	50%	100%	200%

ROA (weighted 25%)	Under 5.2%	5.2%	6.5%	8.1%
% of Prorated Portion of Target Share Award for 2023	0%	50%	100%	200%

As a result of 2023 achievements, as adjusted, participants were awarded shares of Applied stock as follows:

	2023 Adjusted Achievement	Banked Award as % of Target Performance Shares for 2023
EBITDA (weighted 75%)	$524.4 million	200.0%
ROA (weighted 25%)	13.3%	200.0%
		Overall: 200.0%

The awards banked for the program’s first two years, as a percentage of target performance shares, were 200.0% in each of 2021 and 2022. The average payout for the full three-year period was 200.0% of target. By comparison, the average payout for the full three-year period for the 2020-2022 performance shares was 97.3% of target.

Qualified, Nonqualified, and Welfare Plan Benefits. Through the plans described below, we seek to provide benefits comparable to those available at Peer Group and other similarly sized companies. The Committee, with its independent consultant’s assistance, reviews executive-level benefits periodically and compares them with market information, considering executives’ positions and years of service.

•	Qualified savings plan

Applied maintains a defined contribution plan with a section 401(k) feature (the Retirement Savings Plan, or “RSP”) for eligible U.S. employees, including NEOs.

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•	Nonqualified deferred compensation plans

The Committee believes that providing competitive supplemental retirement benefits is important for executive recruitment and retention. Statutory limits exist, however, on the value of benefits executives can receive under the company’s qualified savings plan.

Accordingly, Applied maintains the Key Executive Restoration Plan (the “KERP”), an unfunded, nonqualified deferred compensation plan. To participate in the KERP, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay for the calendar year, minus (ii) the amount of company contributions credited to the participant under the RSP. Account balances are deemed invested in mutual funds selected by the participant from a menu of diverse investment options. Because of the use of incentive pay in the KERP formula, company contributions are tied in part to Applied’s annual performance results.

To be eligible for KERP account credits, participants must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise determined by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Each NEO participates in the KERP. The Committee set Mr. Schrimsher’s account credit percentage at 10%.

Applied also maintains the Supplemental Defined Contribution Plan, which permits highly compensated U.S. employees to defer portions of their pay and to accumulate nonqualified savings. Applied does not contribute to the plan and participants are not provided above-market or guaranteed returns. We describe the plan, along with the KERP, more fully in “Nonqualified Deferred Compensation,” at pages 49-50.

•	Welfare plans

Applied maintains a contributory health care plan as well as life and disability insurance plans for U.S. employees. Executive officers may also participate in executive life and disability insurance programs.

Applied provides continuation health care coverage, at the employee contribution rate, to executive officers who retire after reaching age 55, with at least ten years’ service, for the 18-month period under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”). In addition, when the retiree attains age 65, Applied provides Medicare supplement coverage through a third-party policy. Individuals first elected as executive officers after 2012 are not eligible for these benefits. Mr. Schrimsher is the only remaining active eligible executive.

Perquisites and Other Personal Benefits. Applied does not offer perquisites such as company automobiles or allowances, financial planning and tax services, or country clubs to the NEOs.

Applied provides executive officers five weeks’ vacation per calendar year; other employees get five weeks when they reach 25 years of service. Unused vacation time is forfeited at the end of each calendar year.

Change in Control and Termination Benefits. Upon his hire, Applied and Mr. Schrimsher entered into a CEO-level severance agreement providing termination benefits as described in “Potential Payments upon Termination or Change in Control,” beginning on page 51. Applied does not have employment contracts with the other NEOs, nor does it have an executive severance policy. The Committee retains discretion to determine

Applied Industrial Technologies 2023 Proxy Statement	39

Executive Compensation

severance benefits, if any, to be offered to the other NEOs if the company terminates their employment, other than in the circumstance of a change in control.

The company has change in control agreements with Messrs. Schrimsher, Wells, and Loring. The arrangements are designed to retain executives and to promote management continuity if an actual or threatened change in control occurs. The Board approved the agreements primarily because it believes that the executives’ continued attention and dedication to their duties under the adverse circumstances attendant to a change or potential change in control are ultimately in the best interests of Applied and its shareholders.

The agreements provide severance benefits if an executive’s employment is terminated by the officer for “good reason” or by Applied “without cause” (each as defined in the agreements) and the termination occurs within two years after a change in control. These “double trigger” arrangements are consistent with typical market practices. The executive, in turn, must not compete with Applied for three years following termination (one year under the older agreement). The change in control agreements do not provide for a gross-up for excise taxes. We describe the agreements more fully on pages 53-54 of this proxy statement.

Stock Ownership and Retention Guidelines

The Committee believes executives should accumulate meaningful equity stakes in Applied to align their economic interests with shareholders’ interests, thereby promoting the objective of increasing shareholder value. Accordingly, we adopted stock ownership guidelines, requiring that executive officers not dispose of stock unless their “owned” shares’ market value equals or exceeds the following annual base salary multiples immediately after the disposition:

Position	Stock Ownership Guideline
Chief Executive Officer	5x base salary
Other Executive Officers	3x base salary

“Owned” shares, per the guidelines, include those owned outright, those owned beneficially in Applied’s Retirement Savings Plan, and RSUs, but do not include SARs or performance shares.

The guidelines do not require an executive immediately to acquire shares if the executive’s ownership is below the applicable guideline.

Until the guideline is achieved, executives must retain net shares received from exercising SARs or the vesting of RSUs or performance shares. “Net shares” are shares that remain after shares are sold or netted to pay withholding taxes.

The value of the active NEOs’ holdings (determined as described above) on June 30, 2023, and their guidelines are shown below:

Name	Value of Applied Stock Holdings ($)	Stock Ownership Guideline ($)
N. Schrimsher	37,851,610	4,750,000
D. Wells	2,552,629	1,470,000
W. Hoffner	7,188,927	1,245,000
K. Loring	2,555,491	1,185,000
J. Vasquez	2,437,923	1,050,000

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The Committee monitors compliance with the guidelines, interprets them, and must approve exceptions. The Committee also periodically reviews the guidelines and compares them with market data reported by the independent consultant and others.

Consistent with the objectives of the stock ownership guidelines, the company prohibits its insiders (including directors, officers, and other employees with access to material inside information about Applied) from engaging in:

•	Short sales of Applied’s stock;

•	Market transactions in puts, calls, warrants, or other derivative securities based on Applied stock;

•	Transactions that involve hedging Applied’s stock; and

•	Buying Applied stock on margin or pledging Applied stock as collateral for a loan.

Transactions that involve the sale or exchange of Applied stock in exchange for another equity, such as exchange fund transactions, could be viewed as a hedge on Applied stock. As a result, those types of transactions will be reviewed on a case-by-case basis by the Board, who will review the specific facts of the proposed transaction, together with any applicable stock ownership guidelines, and, if satisfied that the transaction is meant as a portfolio diversification investment rather than a hedge, may approve such a transaction.

Clawback Provisions

Because incentive awards are intended to motivate executives to act in Applied’s best interests, the Committee includes provisions in award terms to claw back compensation under certain circumstances:

•

The Committee may terminate or rescind an award and, if applicable, require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to the award within the previous 12 months (and proceeds thereof), if the Committee determines that, during the executive’s employment with Applied or during the period ending 12 months following separation from service, the executive competed with Applied or in other circumstances engaged in acts inimical to Applied’s interests.

•

The Committee may require an executive to repay cash or shares (and dividends, distributions, and dividend equivalents paid thereon) issued pursuant to an award within the previous 36 months (and proceeds thereof) if (i) Applied restates its historical consolidated financial statements and (ii) the Committee determines that (x) the restatement is a result of the executive’s, or another executive officer’s, willful misconduct that is unethical or illegal, and (y) the executive’s earnings pursuant to the award were based on materially inaccurate financial statements or materially inaccurate performance metrics that were invalidated by the restatement.

•

By accepting or exercising any awards, each participant agrees to abide and be bound by any policies adopted by Applied pursuant to Section 304 of the Sarbanes-Oxley Act of 2022, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not a participant is still employed by or affiliated with Applied.

Conclusion

The Committee reviews all components of Applied’s executive compensation program. When deciding regarding any component of an executive officer’s compensation, the Committee takes into consideration the other components.

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Executive Compensation

The Committee believes that the executive officers’ compensation is appropriate and that the program’s components are consistent with market standards. The program considers Applied’s performance compared with the Peer Group, and appropriately aligns executive compensation with Applied’s annual and long-term financial results and to long-term financial return to shareholders. The Committee believes the foregoing philosophy is consistent with Applied’s culture and objectives and will continue to serve as a reasonable basis for administering Applied’s compensation program for the foreseeable future.

Summary Compensation Table — Fiscal Years 2023, 2022, and 2021

The following table summarizes information, for the years ended June 30, 2023, 2022, and 2021, regarding the compensation of Applied’s CEO, CFO, the three other most highly compensated executive officers at June 30, 2023, and a retired executive officer who would have been among the most highly compensated executive officers, but was not serving at the end of the year ended June 30, 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)

Neil A. Schrimsher President & Chief Executive Officer	2023	950,000	2,730,568	759,178	1,654,026	0	267,733	6,361,505
	2022	930,000	2,389,762	608,682	1,640,520	0	271,870	5,840,834
	2021	808,276	2,617,925	733,176	1,748,250	0	176,965	6,084,592

David K. Wells Vice President – Chief Financial Officer & Treasurer	2023	490,000	526,804	169,106	536,040	0	65,715	1,787,665
	2022	470,000	430,588	124,926	549,430	0	63,890	1,638,834
	2021	424,305	443,920	141,963	529,100	0	47,308	1,586,596

Warren E. Hoffner	2023	415,000	354,408	111,538	384,157	0	52,033	1,317,136

Vice President,	2022	400,000	310,212	90,372	398,400	0	53,643	1,252,627
General Manager – Fluid Power & Flow Control	2021	371,267	332,940	106,023	427,350	0	40,784	1,278,364

Kurt W. Loring Vice President – Chief Human Resources Officer	2023	395,000	374,804	118,734	335,173	0	46,751	1,270,462
	2022	380,000	327,184	95,688	346,940	0	47,618	1,197,430
	2021	347,159	350,545	113,211	366,300	0	36,348	1,213,563

Jason W. Vasquez	2023	350,000	293,608	93,548	332,388	0	40,379	1,109,923

Vice President – Sales & Marketing, U.S. Service Centers	2022	325,000	249,631	71,766	300,300	0	15,021	961,718

Fred D. Bauer	2023	261,333	364,800	118,734	285,109	214,621	186,980	1,431,577

Retired Vice	2022	435,000	336,063	98,346	397,155	0	59,534	1,326,098

President – General Counsel & Secretary (5)	2021	405,018	380,405	120,399	427,350	187,981	49,603	1,570,756

(1)

Amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to determine the awards’ grant date fair values are described in the notes to Applied’s consolidated financial statements, included in our annual reports on Form 10-K for those years. The 2023

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awards are described in the Compensation Discussion and Analysis beginning at page 34 and the Grants of Plan-Based Awards table at page 45. The amounts reported for 2023 in the Stock Awards column are totals of the following:

Name	RSUs ($)	Performance Shares ($)
N. Schrimsher	789,792	1,940,776
D. Wells	176,664	350,140
W. Hoffner	114,312	240,096
K. Loring	124,704	250,100
J. Vasquez	93,528	200,080
F. Bauer	124,704	240,096

Performance shares’ grant date fair values assume performance at the target achievement level. If instead it were assumed that the highest level of performance would be achieved, then the values would be twice the amounts reported for the performance shares.

(2)	Amounts shown reflect Management Incentive Plan earnings.

(3)

Mr. Bauer participated in the Supplemental Executive Retirement Benefits Plan (“SERP”), a nonqualified defined benefit plan that was frozen in 2012. He was the last remaining active participant and was fully vested in his benefit. The amounts in this column reflect increases in the estimated actuarial present values of his historical accrued benefit.

The 2023 figure is the difference between the number in the Pension Benefits table on page 51 for 2023 year-end and the same item calculated for July 1, 2022. See the notes to that table for information about how estimated amounts were calculated.

In 2012, the Committee stopped the accrual of additional plan benefits by virtue of years of service and compensation levels. Accordingly, the values in this column relate to changes in the discount rate and the components of the three-segment interest rate structure, as well as to mortality factor adjustments, as described below.

The SERP uses interest rates and mortality tables imposed on tax-qualified pension plans by Internal Revenue Code (“Code”) section 417(e). The present value for 2023 reflects a 5.50% discount rate and the three-year installment payment stream beginning August 1, 2023, elected by Mr. Bauer. The three-year installment is actuarially equivalent to the lump sum value of his benefit determined using the three-segment interest rate structure in effect for January 2022; 1.41% for the first five years, 3.02% for the next 15 years, and 3.36% thereafter.

The value for 2022 reflects a 4.50% discount rate and a three-segment interest rate structure in effect for January 2022, with 1.41% for the first five years, 3.02% for the next 15 years, and 3.36% thereafter. The value for 2021 reflects a 1.75% discount rate and a three-segment interest rate structure in effect for January 2021, with 0.50% for the first five years, 2.38% for the next 15 years, and 3.17% thereafter.

In addition, in each successive year, the mortality table reflects adjustments pursuant to Code section 417(e). With the exception of fiscal 2023 which utilized Mr. Bauer’s final calculated benefits, present values were determined assuming zero probability of termination, retirement, death, or disability before normal retirement age (age 65).

(4)	Amounts in this column for 2023 are totals of the following:

•	Retirement Savings Plan (section 401(k) plan) matching contributions,

•	KERP account credits,

•	Company contributions for executive life insurance, for a $300,000 benefit, and

•	Estimated values of perquisites and other personal benefits.

Amounts relating to the following perquisites and other personal benefits provided to NEOs are included: annual expense related to post-retirement health care coverage for Messrs. Schrimsher (the only remaining active executive eligible for this benefit) and Bauer, company contributions for officer-level accident insurance benefits, and the items described in the next sentence. No perquisite or personal benefit exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits in 2023, except for the following items: upon his retirement, Mr. Bauer received a payout for unused accrued vacation of $43,076; and, post-retirement, Mr. Bauer earned legal consulting fees of $88,262.

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Executive Compensation

The following table itemizes “All Other Compensation” for 2023:

Name	Retirement Savings Plan Contributions ($)	Key Executive Restoration Plan Account Credits ($)	Gross-up Payments ($)	Life Insurance Benefits ($)	Perquisites and Other Personal Benefits ($)
N. Schrimsher	10,502	248,233	0	943	8,055
D. Wells	10,550	54,046	0	1,064	55
W. Hoffner	8,014	42,548	0	1,416	55
K. Loring	10,475	35,620	0	601	55
J. Vasquez	10,625	29,558	0	141	55
F. Bauer	5,276	42,138	0	73	139,493

(5)	Mr. Bauer retired on January 31, 2023 and provided legal consulting services to Applied for two additional months.

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Grants of Plan-Based Awards — Fiscal Year 2023

In 2023, the Executive Organization & Compensation Committee awarded the following incentive opportunities and grants under the 2019 Long-Term Performance Plan to the NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number	All Other Option Awards: Number of Securities Underlying Options (#)	Base Price of Option Awards ($/Share) (4)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Units (#) (3)
N. Schrimsher	8/9/2022							7,600			789,792
	8/9/2022								21,100	103.92	759,178
	8/9/2022 (Perf. Shares)				9,700	19,400	38,800
	8/9/2022 (Management Incentive Plan)	522,500	1,045,000	2,090,000
D. Wells	8/9/2022							1,700			176,664
	8/9/2022								4,700	103.92	169,106
	8/9/2022 (Perf. Shares)				1,750	3,500	7,000
	8/9/2022 (Management Incentive Plan)	171,500	343,000	686,000
W. Hoffner	8/9/2022							1,100			114,312
	8/9/2022								3,100	103.92	111,538
	8/9/2022 (Perf. Shares)				1,200	2,400	4,800
	8/9/2022 (Management Incentive Plan)	124,500	249,000	498,000
K. Loring	8/9/2022							1,200			124,704
	8/9/2022								3,300	103.92	118,734
	8/9/2022 (Perf. Shares)				1,250	2,500	5,000
	8/9/2022 (Management Incentive Plan)	108,625	217,250	434,500
J. Vasquez	8/9/2022							900			93,528
	8/9/2022								2,600	103.92	93,548
	8/9/2022 (Perf. Shares)				1,000	2,000	4,000
	8/9/2022 (Management Incentive Plan)	105,000	210,000	420,000
F. Bauer	8/9/2022							1,200			124,704
	8/9/2022								3,300	103.92	118,734
	8/9/2022 (Perf. Shares)				1,200	2,400	4,800
	8/9/2022 (Management Incentive Plan)	123,200	246,400	492,800

(1)

The 2023 Management Incentive Plan is described in the Compensation Discussion and Analysis at pages 32-34. Payouts under the plan are shown in the column marked “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

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(2)	The 2023-2025 performance shares program is described in the Compensation Discussion and Analysis at pages 36-37.
(3)	RSUs are described in the Compensation Discussion and Analysis at page 36.
(4)	SARs are described in the Compensation Discussion and Analysis at page 35. Their base price is our stock’s closing price on the NYSE on the grant date.

Outstanding Equity Awards at Fiscal 2023 Year-End

The table below presents information about the NEOs’ outstanding SARs, RSUs, and performance shares on June 30, 2023.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/ Share)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
N. Schrimsher	42,700	0		74.55	8/9/2028
	20,400	20,400	(2)	69.05	8/11/2030
	5,725	17,175	(3)	88.79	8/10/2031
	0	21,100	(4)	103.92	8/9/2032
						12,500	(5)	1,810,375	65,600	(6)	9,500,848
						7,800	(7)	1,129,674	31,927	(8)	4,623,987
						7,600	(9)	1,100,708	23,500	(10)	3,403,505
D. Wells	27,000	0		57.85	6/21/2027
	9,200	0		54.90	8/10/2027
	7,500	0		74.55	8/9/2028
	8,700	2,900	(1)	53.87	8/13/2029
	3,950	3,950	(2)	69.05	8/11/2030
	1,175	3,525	(3)	88.79	8/10/2031
	0	4,700	(4)	103.92	8/9/2032
						2,400	(5)	347,592	10,400	(6)	1,506,232
						1,600	(7)	231,728	5,428	(8)	786,137
						1,700	(9)	246,211	4,240	(10)	614,079
W. Hoffner	5,400	0		74.55	8/9/2028
	0	2,175	(1)	53.87	8/13/2029
	0	2,950	(2)	69.05	8/11/2030
	850	2,550	(3)	88.79	8/10/2031
	0	3,100	(4)	103.92	8/9/2032
						1,800	(5)	260,694	7,800	(6)	1,129,674
						1,200	(7)	173,796	3,831	(8)	554,844
						1,100	(9)	159,313	2,907	(10)	421,021

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Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/ Share)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
K. Loring	11,000	0		38.36	8/11/2025
	12,100	0		48.19	8/11/2026
	8,000	0		54.90	8/10/2027
	6,200	0		74.55	8/9/2028
	6,975	2,325	(1)	53.87	8/13/2029
	3,150	3,150	(2)	69.05	8/11/2030
	900	2,700	(3)	88.79	8/10/2031
	0	3,300	(4)	103.92	8/9/2032
						1,900	(5)	275,177	8,200	(6)	1,187,606
						1,200	(7)	173,796	4,151	(8)	601,189
						1,200	(9)	173,796	3,029	(10)	438,690
J. Vasquez	9,300	0		54.90	8/10/2027
	10,000	0		74.55	8/9/2028
	11,550	3,850	(1)	53.87	8/13/2029
	675	2,025	(3)	88.79	8/10/2031
	0	2,600	(4)	103.92	8/9/2032
						5,300	(11)	767,599
						900	(7)	130,347	3,193	(8)	462,442
						900	(9)	130,347	2,423	(10)	350,923
F. Bauer (12)	8,700	0		54.90	3/31/2026
	6,700	0		74.55	3/31/2026
	9,800	0		53.87	3/31/2026
	6,700	0		69.05	3/31/2026
	3,700	0		88.79	3/31/2026
	3,300	0		103.92	3/31/2026
						1,847	(5)	267,501	8,070	(6)	1,168,778
						710	(7)	102,829	2,853	(8)	413,200
						257	(9)	37,221	982	(10)	142,223

(1)	These SARs vested on August 13, 2023.
(2)	Half of these SARs vested on August 11, 2023. The remaining SARs vest on August 11, 2024.
(3)	One third of these SARs vested on August 10, 2023. The remaining SARs vest in equal increments on August 10, 2024 and 2025.
(4)	One quarter of these SARs vested on August 9, 2023. The remaining SARs vest in equal increments on August 9, 2024, 2025, and 2026.
(5)	These RSUs vested on August 11, 2023.
(6)

These awards are the 2021-2023 performance shares described in the Compensation Discussion and Analysis at page 38. The performance period ended on June 30, 2023, and performance for the final year was certified on August 8, 2023.

(7)	These RSUs vest on August 10, 2024.
(8)

These awards are the 2022-2024 performance shares described in the Compensation Discussion and Analysis at pages 37-38. The performance period ends on June 30, 2024. The amounts shown include performance shares banked for 2022 and 2023, and targeted for 2024.

(9)	These RSUs vest on August 9, 2025.

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(10)

These awards are the 2023-2025 performance shares described in the Compensation Discussion and Analysis at pages 36-37. The performance period ends on June 30, 2025. The amounts shown include performance shares banked for 2023 and targeted for 2024 and 2025.

(11)	These RSUs vest on August 11, 2024.
(12)

Mr. Bauer retired from Applied on January 31, 2023. Pursuant to the award terms, his performance shares and RSUs vested on a prorated basis pegged to the portion of the three-year terms during which he worked (and company performance, in the case of performance shares), and his unvested SARs vested in full. He provided legal consulting services to the company for two months after his retirement under an agreement, pursuant to which he was granted two months’ additional service credit for his awards. The SARs’ expiration dates are truncated to March 31, 2026.

Option Exercises and Stock Vested — Fiscal Year 2023

The following table shows the value realized in 2023 by the NEOs on the exercise of SARs and the vesting of RSUs and banked performance shares.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
N. Schrimsher	97,925	8,829,166	38,934	4,150,631
D. Wells	0	0	6,480	693,373
W. Hoffner	15,675	984,108	4,909	525,359
K. Loring	19,900	1,335,688	5,204	556,967
J. Vasquez	0	0	1,400	158,802
F. Bauer	13,200	1,089,528	5,596	598,654

2023 Policies and Practices Related to the Grant of Certain Equity Awards

At each August meeting, it is the Committee’s long-standing practice to review Applied’s results for the previous fiscal year, review the company’s financial plan and strategy for the upcoming fiscal year, and based on those reviews approve the granting of equity awards for the upcoming fiscal year. The grant date for those equity awards is always the date of the August meeting, which date is generally set two to three years in advance. It is the Committee’s belief that maintaining a consistent grant practice, based on a date that is set multiple years in advance, is in the best interests of the Company.

As required pursuant to Item 402(x) of Regulation S-K, the following table shows the number of SARs issued in 2023.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)	Percentage Change in the Closing Market Price
of the Securities Underlying the Award
Between the Trading Day Ending Immediately
Prior to the Disclosure of Material Nonpublic
Information and the Trading Day Beginning
Immediately Following the Disclosure of
					Material Nonpublic Information
N. Schrimsher	08/09/2022	21,100	103.92	35.98	7.0%
D. Wells	08/09/2022	4,700	103.92	35.98	7.0%
W. Hoffner	08/09/2022	3,100	103.92	35.98	7.0%
K. Loring	08/09/2022	3,300	103.92	35.98	7.0%
J. Vasquez	08/09/2022	2,600	103.92	35.98	7.0%
F. Bauer	08/09/2022	3,300	103.92	35.98	7.0%

48	Applied Industrial Technologies 2023 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation

Applied maintains two nonqualified, unfunded defined contribution plans for key employees, including executive officers. Eligibility is limited to highly compensated or select management employees whose benefits under the Retirement Savings Plan (“RSP”) are subject to certain Internal Revenue Code (“Code”) limitations.

Key Executive Restoration Plan (“KERP”)

The KERP is an unfunded, nonqualified deferred compensation plan. To participate, an executive must be designated by the Committee or the Board. Applied credits a bookkeeping account for each participant with an amount equal to (i) 6.25% (unless the Committee or the Board specifies a different percentage) of the participant’s base salary and annual actual cash incentive pay minus (ii) the amount of company contributions credited to the participant under the RSP for the calendar year.

To be eligible for KERP account credits, participants must elect to make 401(k) contributions under the RSP of either 6% of compensation or the applicable Code contribution limit and must be employed on the last day of a year or have retired, died, or become disabled during the year. Unless otherwise determined by the Committee or the Board, credits to a participant’s account vest based on years of service with Applied, 25% per year. In addition, a participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a change in control (as defined in the KERP).

Account balances are deemed invested in mutual funds the participant selects from among diverse investment options.

Each NEO participates in the KERP. The Committee has set Mr. Schrimsher’s account credit percentage at 10%.

Supplemental Defined Contribution Plan

The Supplemental Defined Contribution Plan permits highly compensated employees to defer a portion of their compensation that cannot be deferred under the RSP due to Code limitations. Applied does not contribute to the plan.

Participants are always vested in their deferrals. Account balances are deemed invested in mutual funds the participant selects from a menu of diverse investment options.

Participants may receive distributions in a lump sum or in installments, as specified in the deferral election form. Acceleration of distributions is prohibited and a distribution change must comply with Code section 409A.

Messrs. Schrimsher, Wells, and Loring have, and Mr. Bauer had, plan accounts and all except Mr. Wells made deferrals into the plan in 2023.

Applied Industrial Technologies 2023 Proxy Statement	49

Executive Compensation

Nonqualified Deferred Compensation — Fiscal Year 2023

The following table presents contributions, earnings, distributions, and balance information for the NEOs’ Key Executive Restoration Plan and Supplemental Defined Contribution Plan accounts for 2023.

Name and Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
N. Schrimsher
Key Executive Restoration Plan	0	236,193	341,268	0	2,834,459
Supplemental Defined Contribution Plan	567,130	0	706,566	0	5,381,753
D. Wells
Key Executive Restoration Plan	0	51,425	17,748	0	240,262
Supplemental Defined Contribution Plan	0	0	25,468	0	186,989
W. Hoffner
Key Executive Restoration Plan	0	41,548	42,564	0	297,517
K. Loring
Key Executive Restoration Plan	0	33,892	28,167	0	289,478
Supplemental Defined Contribution Plan	83,339	0	27,623	0	318,213
J. Vasquez
Key Executive Restoration Plan	0	28,125	3,002	0	35,946
F. Bauer
Key Executive Restoration Plan	0	39,357	57,428	0	479,103
Supplemental Defined Contribution Plan	53,067	0	44,317	(101,853)	514,222

(1)

Key Executive Restoration Plan credits are shown net of withholding for certain taxes. The gross amounts are shown as a component of “All Other Compensation” in note (4) to the Summary Compensation Table on pages 43-44.

Pension Plans

The Supplemental Executive Retirement Benefits Plan (the “SERP”), a nonqualified defined benefit plan, provides supplemental retirement benefits to executive officers the Committee designated as participants more than a decade ago. In 2012, the Committee froze participation in the SERP and stopped the accrual of additional plan benefits (by virtue of years of service and compensation levels). Mr. Bauer was the only remaining active participant and retired on January 31, 2023.

The SERP’s principal features follow:

Retirement Benefits. The annual normal retirement benefit, calculated in a single life annuity form, is 45% of a participant’s average base salary and annual incentive pay for the highest three calendar years during the last 10 years of service prior to calendar 2012. To receive an early retirement benefit prior to attainment of age 65, a participant must separate from service after reaching age 55 and completing at least 10 years’ service with Applied, of which at least five were as an executive officer.

Early retirement benefits are reduced by 5% for each year that the commencement of benefits precedes age 65.

Payment Forms. Retirement benefits are paid as designated by the participant.

50	Applied Industrial Technologies 2023 Proxy Statement

Executive Compensation

Death Benefits. If a participant dies before receiving a SERP benefit, the participant’s designated beneficiary will receive the present value of the accrued benefit in a lump sum or installments, as the participant elects in advance.

Noncompetition. Except if a change in control occurs, payment of SERP benefits is conditioned on the participant not competing with Applied.

Pension Benefits — Fiscal 2023 Year-End

The following table shows the present value of accumulated benefits payable to the NEOs under the SERP.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2) (3)	Payments during Last Fiscal Year ($)
N. Schrimsher	—	—	—	—
D. Wells	—	—	—	—
W. Hoffner	—	—	—	—
K. Loring	—	—	—	—
J. Vasquez	—	—	—	—
F. Bauer	SERP	19.3	3,379,966	0

(1)	In 2012, the Committee stopped the accrual of additional plan benefits by virtue of years of service and compensation levels.
(2)

This figure is the single-sum value as of June 30, 2023, of the participant’s elected benefit form of payment at his known benefit commencement date, discounted at the plan’s U.S. GAAP discount rate of 5.50%. Details of the benefit calculation and present value represented above are as follows:

•	Mr. Bauer commenced retirement on February 1, 2023 and will begin payment on August 1, 2023.
•

A lump sum value as of August 1, 2023 was determined using Pension Protection Act 2022 Optional Combined Unisex Mortality Table and a 3-segment interest rate structure using 1.41% for the first 5 years, 3.02% for the next 15 years, and 3.36% thereafter.

•

The lump sum value as of August 1, 2023 was divided into three equal installment payments, due according to the following schedule, with interest accruals at the first segment rate (1.41%) for the second and third installment payment:

○	$1,162,888.88 on August 1, 2023;
○	$1,178,011.72 on July 1, 2024; and
○	$1,194,621.69 on July 1, 2025.
•	This payment stream was discounted at a rate of 5.50%, the ASC 715 discount rate as of June 30, 2023.

(3)	SERP benefits are not subject to deductions for Social Security benefits or other material offset amounts.

Potential Payments upon Termination or Change in Control

The summaries and tables in this section describe compensation and benefits that would have been payable to the NEOs on June 30, 2023, if, as of that date, there had occurred

•	A termination of the executive’s employment with Applied prior to a change in control,

•	A termination of employment due to death, disability, or retirement,

•	A change in control of Applied, or

•	A termination of employment following a change in control.

Compensation and benefits earned or accrued prior to the event, and not contingent on the event’s occurrence, are not included in the summaries or tables.

Applied Industrial Technologies 2023 Proxy Statement	51

Executive Compensation

Payments in the Event of a Termination

Except for Mr. Schrimsher, Applied does not have a formal severance arrangement that provides payments to the NEOs if termination of employment occurs (other than in the circumstance of a change in control or because of death, disability, or retirement). The Board of Directors and its Executive Organization & Compensation Committee retain discretion to determine severance benefits, if any, to be offered.

Upon his hire, Applied and Mr. Schrimsher entered into an executive severance agreement providing that, if his service with Applied were terminated within a year of the agreement effective date by Applied “without cause” or by him “for good cause” (as each term is defined in the agreement), he would be entitled to severance in an amount equal to his base salary plus target annual incentive pay for a period running from his termination date to the second anniversary of the agreement effective date. He would not, however, be entitled to payment under the executive severance agreement if he received payment under his change in control agreement. The executive severance agreement automatically renews annually (as it did in October 2022) unless Applied elects not to renew it prior to expiration of the then-current term.

Regardless of reason, if an NEO’s employment terminates (other than in the circumstance of a change in control or because of death, disability, or retirement) prior to the end of a vesting or performance period, then the following will occur:

•	Awards under an annual cash incentive plan are forfeited, except as noted above under Mr. Schrimsher’s executive severance agreement.

•	Performance shares, RSUs, and unvested SARs are forfeited.

•	Unvested KERP account balances are forfeited.

•	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of Death, Disability, or Retirement

If an NEO’s employment terminates because of death, disability, or retirement (other than following a change in control), then the following will occur:

•

Awards under an annual cash incentive plan are payable pro rata at the end of the performance period based on the portion of the period during which the executive worked and the actual achievement of performance targets.

•

Performance shares are payable at the end of the performance period based on the portion of the period during which the executive worked and tied to actual performance; provided, however, that effective with performance shares awarded in 2023, if an executive retires after attaining age 60, with ten years of service as an executive officer, and having provided the requisite prior notice of retirement, then those performance shares that are in the second or third year of a term will be fully payable, but those in the first of the year of a term will be forfeited.

•

RSUs are payable pro rata, pegged to the portion of the three-year term during which the executive worked; provided, however, that effective with RSUs awarded in 2023, if an executive retires after attaining age 60, with ten years of service as an executive officer, and having provided the requisite prior notice of retirement, then those RSUs that are in the second or third year of a term will be fully payable, but those in the first of the year of the term will be forfeited.

•

SARs that have not yet vested will vest, but the term for the outstanding SARs is truncated to three years; provided, however, that effective with SARs awarded in 2023, if an executive retires after attaining age 60, with ten years of service as an executive officer, and having provided the requisite prior notice of

52	Applied Industrial Technologies 2023 Proxy Statement

Executive Compensation

retirement, then those SARs that are in the first year of a term will be forfeited, but the others will vest and the term is not truncated.

•

Unvested KERP account balances vest in the event of death, disability, or attainment of age 65. Accounts are also credited for the portion of the calendar year worked in the event of death, disability, or retirement after attaining age 55 with at least ten years of service.

•	SERP benefits payable on death, separation from service, or termination due to disability are more fully described in “Pension Plans.”

•

Upon retirement after attaining age 55 with at least ten years of service or termination due to disability after reaching age 55, Applied provides continuation health care coverage, at the active employee premium rate, for the 18-month COBRA period. In addition, when the retiree attains age 65, Applied provides Medicare supplement coverage through a third-party policy. Individuals first elected as executive officers after 2012 are not eligible for the benefits.

•	The accrual of other compensation and benefits under Applied’s qualified and nonqualified benefit plans will cease.

Payments in the Event of a Change in Control

Change in Control Agreements. The company has change in control agreements with Messrs. Schrimsher, Wells, and Loring.

The agreements obligate Applied to provide severance benefits to an executive who incurs a separation from service effected either by the executive for “good reason” or by Applied “without cause” if the separation occurs within two years after a change in control. The executive, in turn, is required not to compete with Applied for three years following the separation and to hold in confidence Applied confidential information and trade secrets.

No compensation or benefits are payable under a change in control agreement on termination of the executive’s employment prior to a change in control, or following a change in control if the executive’s employment is terminated by Applied for cause or by reason of death, disability, or retirement (as each term is defined in the executive’s agreement).

The compensation and principal benefits to be provided under the outstanding agreements with the NEOs follow:

•

A lump sum severance payment equal to three times (for Mr. Schrimsher; one and one-half times for Messrs. Wells and Loring) the aggregate amount of the executive’s annual base salary and target annual incentive pay, reduced proportionately if the officer would reach age 65 within three years after termination (Mr. Schrimsher’s agreement also entitles him to a prorated target annual incentive payment for the year in which termination occurs),

•

A cash payment for vested, unexercised SARs, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the NYSE on the termination date, and (ii) the highest price paid for Applied common stock in connection with the change in control,

•

Continued participation in certain employee benefit plans, programs, and arrangements, or equivalent benefits for three years (for Mr. Schrimsher; one and one-half years for Messrs. Wells and Loring) after termination at the levels in effect immediately before termination, and

•	Outplacement services.

The agreements do not include gross-up payments to pay any required “parachute” excise tax. Instead, the agreements provide that if the executive’s change in control payment would be subject to the excise tax, then the payment will be reduced as necessary to avoid application of the excise tax.

Applied Industrial Technologies 2023 Proxy Statement	53

Executive Compensation

“Change in control” is generally defined as follows:

•

A merger of Applied with another entity or a sale of substantially all of Applied’s assets to a third party, following which Applied’s shareholders prior to the transaction hold less than a majority of the combined voting power of the merged entities or asset acquirer,

•	Acquisition of beneficial ownership by a person of 30% or more of Applied’s then-outstanding common stock, or

•

One half or more of the members of the Board of Directors being persons other than (i) directors who were in office on the agreement date, or (ii) directors who are elected after such date and whose nomination or election is approved by two-thirds of directors then in office or their successors approved by that proportion.

“Good reason” means the following:

•	Diminution of position or assigned duties, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith,

•	Reduction of compensation, incentive compensation potential, or benefits following a change in control, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith,

•	Applied requiring the executive to change principal place of employment or to travel to a greater extent than required immediately prior to a change in control, or

•	Failure of a successor to Applied to assume Applied’s obligations under the agreement.

Applied may modify or terminate its obligations under the agreements prior to a change in control so long as the modification or termination is not made in anticipation of or in connection with a change in control.

2019 Long-Term Performance Plan. The 2019 Long-Term Performance Plan and its predecessor, the 2015 Long-Term Performance Plan, provide that if an executive officer incurs a separation from service effected either by Applied without “cause” or by the officer for “good reason” (as each term is defined in the plan) within one year following a change in control, then unvested SARs become exercisable and awards under a cash incentive plan become earned at the target amount. In addition, under the same circumstances, pursuant to the award terms and conditions, RSUs will vest in full, and performance shares will be payable at the target amount on a pro rata basis pegged to the separation’s timing in the three-year performance period. These provisions may be omitted in specific award terms and conditions.

Key Executive Restoration Plan. If a KERP participant incurs a separation from service effected either by Applied without “cause” or by the participant for “good reason” within one year after a change in control, unvested balances in the participant’s account will vest.

Quantitative Disclosure. The following tables assume a termination or change in control occurred on June 30, 2023, the last day of our fiscal year, and Applied’s stock price for all calculations is $144.83, the closing price on the NYSE on that day. The tables include amounts earned through that time and estimates of amounts that would be paid on the occurrence of the events shown. The actual amounts can be determined only at the time of the event. The amounts shown do not include benefits and payments that are generally available to salaried employees on a nondiscriminatory basis. Also, as noted above, compensation and benefits earned by an executive prior to an event, and not contingent on the event’s occurrence, are not reflected in the tables.

54	Applied Industrial Technologies 2023 Proxy Statement

Executive Compensation

Neil A. Schrimsher, President & Chief Executive Officer

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	1,237,204	0	0	2,850,000	0	0	0
Management Incentive Plan	1,360,924	0	0	3,135,000	0	0	0
Performance Shares	0	14,689,817	0	14,689,817	0	14,689,817	14,689,817
SARs	0	4,733,726	0	4,733,726	0	4,733,726	4,733,726
RSUs	0	2,930,394	0	4,040,757	0	2,930,394	2,930,394
KERP (2)	0	248,233	0	0	0	248,233	248,233
Health Care Benefits	0	0	0	107,715	0	0	0
Life/Disability Insurance Proceeds (3)	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	25,000	0	0	0
Total	2,598,128	22,602,170	0	29,582,015	0	22,902,170	22,602,170	*

(1)	“Retirement” under Applied’s plans is separation from service after attainment of age 65, or after attainment of age 55 and the completion of at least 10 years of service with Applied.
(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

David K. Wells, Vice President – Chief Financial Officer & Treasurer

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	735,000	0	0	0
Management Incentive Plan	0	0	0	514,500	0	0	0
Performance Shares	0	0	0	2,404,468	0	2,404,468	2,404,468
SARs	0	0	0	952,933	0	952,933	952,933
RSUs	0	0	0	825,531	0	584,148	584,148
KERP (2)	0	0	0	0	0	54,046	54,046
Health Care Benefits	0	0	0	25,916	0	0	0
Life/Disability Insurance Proceeds (3)	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	25,000	0	0	0
Total	0	0	0	5,483,348	0	4,295,595	3,995,595	*

(1)

“Retirement” under Applied’s plans is separation from service after attainment of age 65, or after attainment of age 55 and the completion of at least 10 years of service with Applied. Mr. Wells has less than 10 years of service and is ineligible for retirement.

Applied Industrial Technologies 2023 Proxy Statement	55

Executive Compensation

(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Warren E. Hoffner, Vice President, General Manager – Fluid Power & Flow Control

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	0	0	0	0
Management Incentive Plan	0	0	0	0	0	0	0
Performance Shares	0	1,757,947	0	0	0	1,757,947	1,757,947
SARs	0	691,112	0	0	0	691,112	691,112
RSUs	0	429,662	0	0	0	429,662	429,662
KERP (2)	0	42,548	0	0	0	42,548	42,548
Life/Disability Insurance Proceeds (3)	0	0	0	0	0	300,000		*
Total	0	2,921,269	0	0	0	3,221,269	2,923,269	*

(1)	“Retirement” under Applied’s plans is separation from service after attainment of age 65, or after attainment of age 55 and the completion of at least 10 years of service with Applied.
(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

56	Applied Industrial Technologies 2023 Proxy Statement

Executive Compensation

Kurt W. Loring, Vice President – Chief Human Resources Officer

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	592,500	0	0	0
Management Incentive Plan	0	0	0	325,875	0	0	0
Performance Shares	0	0	0	1,860,776	0	1,860,776	1,860,776
SARs	0	0	0	736,500	0	736,500	736,500
RSUs	0	0	0	622,769	0	448,973	448,973
KERP (2)	0	0	0	0	0	35,620	35,620
Health Care Benefits	0	0	0	37,373	0	0	0
Life/Disability Insurance Proceeds (3)	0	0	0	0	0	300,000		*
Outplacement Services	0	0	0	25,000	0	0	0
Total	0	0	0	4,200,793	0	3,381,869	3,081,869	*

(1)

“Retirement” under Applied’s plans is separation from service after attainment of age 65, or after attainment of age 55 and the completion of at least 10 years of service with Applied. Mr. Loring is 54 and ineligible for retirement.

(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.
*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Jason W. Vasquez, Vice President – Sales & Marketing, U.S. Service Centers

Benefits and Payments	Termination (No Change in Control) ($)	Retirement ($) (1)	Termination for Cause Following Change in Control ($)	Termination Without Cause or for Good Reason Following Change in Control ($)	Change in Control (No Termination) ($)	Death ($)	Termination due to Disability ($)
Base Salary	0	0	0	0	0	0	0
Management Incentive Plan	0	0	0	0	0	0	0
Performance Shares	0	0	0	0	0	523,850	523,850
SARs	0	0	0	0	0	570,043	570,043
RSUs	0	0	0	0	0	897,946	897,946
KERP (2)	0	0	0	0	0	29,558	29,558
Life/Disability Insurance Proceeds (3)	0	0	0	0	0	300,000		*
Total	0	0	0	0	0	2,321,397	2,021,397	*

(1)

“Retirement” under Applied’s plans is separation from service after attainment of age 65, or after attainment of age 55 and the completion of at least 10 years of service with Applied. Mr. Vasquez is 47 and ineligible for retirement.

(2)	KERP estimates are based on value of company account credit for preceding calendar year.
(3)	Proceeds are payable from third-party insurance policies.

Applied Industrial Technologies 2023 Proxy Statement	57

Executive Compensation

*

Applied’s supplemental long-term disability (“LTD”) insurance, with premiums paid by the executive, provides a monthly disability benefit equal to 60% of monthly total compensation (monthly base salary plus the average of the three most recent years’ annual incentive compensation divided by 12), minus the basic plan benefit of 60% of base salary, up to an additional $3,000 per month benefit. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000.

Fred D. Bauer, Retired Vice President – General Counsel & Secretary

Benefits and Payments	Retirement on January 31, 2023 ($) (1)
Performance Shares (2)	1,704,915
SARs (2)	747,992
RSUs (2)	402,993
KERP (3)	42,138
Total	2,898,038

(1)

Mr. Bauer retired from Applied on January 31, 2023. Pursuant to the award terms, his performance shares and RSUs vested on a prorated basis pegged to the portion of the three-year terms during which he worked (and company performance, in the case of performance shares), and his unvested SARs vested in full. He also provided legal services to the company for two months after his retirement under a consulting agreement, pursuant to which he was granted two months’ additional service credit for his awards.

(2)	Calculated using $143.21 closing price of Applied’s stock on the NYSE on January 31, 2023.
(3)	KERP estimate is based on value of company account credit for preceding calendar year.

CEO Pay Ratio Disclosure

As permitted by SEC rules, to identify our median associate we used a consistently applied compensation measure of total cash pay earned during the twelve months ended April 30, 2022, for approximately 6,000 full and part-time associates (not including the CEO) employed as of April 30, 2022. We annualized pay for those associates who commenced work during the period.

Once we identified a median associate, we calculated total compensation for the median associate and the CEO for fiscal 2023 based on the compensation elements required for inclusion in the Summary Compensation Table on page 42, except for also incorporating the estimated company cost of certain Applied-provided basic health and welfare benefits. As a result, the CEO’s total compensation for purposes of this calculation differs from that described in the Summary Compensation Table by the amount of these benefits.

The median associate’s estimated total compensation for 2023 was $84,632 (including estimated health and welfare benefits of $19,516) and the CEO’s total compensation for purposes of the ratio was $6,399,305. The ratio of CEO pay to median associate pay is 76:1.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the method described above. The rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methods and apply various assumptions, which may result in significant differences in the results reported. Accordingly, the pay ratios reported by other companies may not be comparable to the pay ratio we report above.

58	Applied Industrial Technologies 2023 Proxy Statement

Executive Compensation

Pay Versus Performance Disclosure
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation
S-K
under the 1934 Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the NEOs or how the Executive Organization & Compensation Committee evaluates compensation decisions in light of Applied’s or individual performance. For discussion of how the Executive Organization & Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 24.
The following tables and related disclosures provide information concerning (i) the total compensation of our principal executive officer (“PEO”) and our non-PEO
Named Executive Officers (collectively, the “Other NEOs”) as presented in the Summary Compensation Table on page 42, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures.

	Summary Compensation Table (SCT) Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1, 2)	Average SCT Total for Other NEOs ($) (1)	Average Compensation Actually Paid to Other NEOs ($) (1, 2)	Value of Initial Fixed $100 Investment Based On:		Net	Adjusted EBITDA ($) (5)
Year					Company TSR ($)	Peer Group TSR ($) (3)	Income ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	6,361,505	17,661,702	1,383,353	2,666,450	241.87	185.01	346,739	524,421
2022	5,840,834	8,823,200	1,353,747	1,776,726	158.89	129.96	257,414	408,949
2021	6,084,592	11,107,443	1,412,320	2,139,081	148.43	134.03	144,757	310,121

(1)	Neil A. Schrimsher was our PEO for each year presented. The individuals comprising the Other NEOs for each year presented are listed below:
(i)	2023 – David K. Wells, Warren E. Hoffner, Kurt W. Loring, Jason W. Vasquez, and Fred D. Bauer.
(ii)	2022 and 2021 – David K. Wells, Fred D. Bauer, Warren E. Hoffner, and Kurt W. Loring.
(2)
The tables below show the adjustments, each of which is required by SEC rules, to calculate CAP amounts from the SCT Total of our PEO and our Other NEOs. These amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v).

PEO SCT Total to CAP Reconciliation

Year	SCT Total ($)	Deductions from SCT Total ($)	Additions to SCT Total ($)	Compensation Actually Paid ($)
		(i)	(ii)
2023	6,361,505	3,489,746	14,789,943	17,661,702
2022	5,840,834	2,998,444	5,980,810	8,823,200
2021	6,084,592	3,351,101	8,373,952	11,107,443
Average
Non-PEO
NEOs SCT Total to CAP Reconciliation

Year	SCT Total ($)	Deductions from SCT Total ($)	Additions to SCT Total ($)	Compensation Actually Paid ($)
		(i)	(ii)
2023	1,383,353	505,217	1,788,314	2,666,450
2022	1,353,747	453,345	876,324	1,776,726
2021	1,412,320	497,352	1,224,113	2,139,081

(i)	Represents the grant-date fair value of equity-based awards granted in each fiscal year presented, as shown in the “Stock Awards” and “Option Awards” columns of the SCT.
(ii)	Represents the value of equity calculated in accordance with Item 402(v) for each fiscal year presented.

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Executive Compensation

(3)
The peer group used in this disclosure is the Dow Jones US Industrial Suppliers Index (Peer Group), which is the same peer group used in Applied’s performance graph disclosed pursuant to Item 201(e) of Regulation
S-K
under the 1934 Act.

(4)	Net Income as reported in Applied’s Consolidated Statements of Income included in our Form 10-K.
(5)
Adjusted EBITDA for incentive programs, our company-selected measure, is the non-GAAP
financial performance measure from the tabular list of 2023 Most Important Performance Measures below which, in Applied’s assessment, is the most important performance measure for 2023 not otherwise included in the table above.

The amounts in the “Additions to SCT Total” in the tables above are derived from the amounts set forth in the following tables:
PEO Equity Award Detail

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	5,594,983	8,560,805	0	634,155	0	0	14,789,943
2022	3,839,482	2,207,750	0	(81,162)	0	14,740	5,980,810
2021	6,070,046	2,338,732	0	420,550	(481,246)	25,870	8,373,952
Non-PEO

NEO Equity Award Detail

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	685,721	1,032,853	23,748	88,912	(42,920)	0	1,788,314
2022	575,457	311,053	0	(12,598)	0	2,412	876,324
2021	881,992	345,877	0	62,611	(70,462)	4,095	1,224,113
Required Tabular Disclosure of Most Important Financial Performance Measures to Determine 2023 Compensation Actually Paid
The following table presents the financial performance measures that we consider to have been the most important in linking CAP to our PEO and Other NEO for 2023 to performance, as further described in the Compensation Discussion and Analysis in the sections entitled “Annual Incentive Pay” and “Long-Term Incentives.” The measures in this table are not ranked.

2023 Most Important Performance Measures
Net Income
Adjusted EBITDA
Average Working Capital as a Percentage of Sales
ROA

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Executive Compensation

Relationship Between Compensation Actually Paid and Performance
The graphs below show (i) the relationship between Applied’s TSR and that of Peer Group, and (ii) the relationship of CAP to our PEO and Other NEOs to (a) Applied’s TSR; (b) Applied’s Net Income; and (c) Applied’s Adjusted EBITDA.
TSR: Company versus Peer Group
–
The Company’s three-year cumulative TSR compared to the three-year cumulative TSR of the Peer Group:

CAP versus TSR
–
The chart below compares the PEO’s and
Non-PEO
NEO’s CAP values to the three-year TSR values for the Company and the Peer Group:

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Executive Compensation

CAP versus Company Net Income
–
The chart below compares the PEO’s and
Non-PEO
NEO’s CAP values to the Company’s Net Income:

CAP versus Company Adjusted EBITDA
–
The chart below compares the PEO’s and
Non-PEO
NEO’s CAP values to the Company’s Adjusted EBITDA:

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Executive Compensation

COMPENSATION COMMITTEE REPORT

The Executive Organization & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE

Joe A. Raver, Chair

Robert J. Pagano, Jr.

Vincent K. Petrella

Peter C. Wallace

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Raver, Pagano, Petrella, and Wallace served as members of our Executive Organization & Compensation Committee during our 2023 fiscal year. None of them served as one of our officers or employees during that time or in the past. None of our directors served as an executive officer of any entity for which any of our executive officers serve as a director or a member of its compensation committee.

None of the members of our Executive Organization & Compensation Committee has a relationship with us that is required to be disclosed under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

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Vote to Approve Executive Compensation

ITEM 2: ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe our corporate governance policies, including our executive compensation program, should be responsive to shareholder concerns. This belief is reflected in a nonbinding, advisory vote that provides shareholders the opportunity to approve the NEOs’ compensation as disclosed in our proxy statement, including, among other things, our executive compensation objectives, policies, and practices. We hold this vote annually, which was our shareholders’ preference as expressed at the 2017 annual meeting.

The vote is intended to solicit an overall assessment of our program rather than to focus on specific compensation items. The Board of Directors and its Executive Organization & Compensation Committee value shareholder opinion and take the vote’s outcome into account when considering executive compensation arrangements. However, because the vote is advisory, it will not directly affect existing compensation awards. We are pleased to have earned the shareholders’ approval in 2022, with 96% of the shares cast voting in favor, indicating strong support for our program.

As discussed in the “Compensation Discussion and Analysis” section, above, Applied’s executive compensation program aims to attract, retain, and motivate executives to maximize long-term shareholder return. The program uses a variety of elements including base salary, annual incentives, and long-term incentives in the form of performance shares to reward sustained financial results, SARs to reward stock price appreciation, and RSUs tied to service to help retain executives. Overall, the company targets pay to be in the range of market median levels.

In voting on our compensation program, please consider the following:

Our program has a pay-for-performance orientation.

•	The program aims to pay above median levels only for results that exceed target goals or because of growth in Applied’s stock price.

•	Compensation tied to incentives made up a majority of the 2023 targeted pay of our NEOs.

•	Approximately half (55% for Mr. Schrimsher) of the value of long-term incentives awarded to NEOs in 2023 is tied to achievement of performance goals.

•	Incentive pay tied to financial results can range from 0% to 200% of target award levels, to motivate executives to exceed target goals and to penalize them for falling short.

•

Annual incentive pay includes a component based on the Executive Organization & Compensation Committee’s subjective evaluation of a participant’s individual performance during the year, considering performance relative to strategic objectives.

The program is aligned with long-term value creation and shareholders’ interests.

•	Long-term incentives awarded in 2023 accounted for 40% to 63% of the NEOs’ targeted pay.

•	All long-term incentives are equity-based; their ultimate value depends on the value of our stock.

•	RSU awards have three-year cliff vesting, which we believe is more demanding than typical market practice.

•	Until executives achieve their stock ownership guidelines, they are required to retain net shares received from the exercise of SARs or the vesting of RSUs or performance shares.

•	We prohibit executives from hedging or pledging their company shareholdings.

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Applied’s executive benefits are aligned with shareholders’ interests and best practices.

•

A decade ago, the Executive Organization & Compensation Committee froze participation in a defined benefit SERP and stopped accruing additional benefits, by virtue of years of service and compensation levels, for existing participants. A more modest defined contribution plan was adopted as a replacement.

•

Our NEOs are not provided perquisites such as company automobiles or allowances, country club memberships, financial planning and tax return preparation services, and annual physical examinations. In 2013, the committee closed the retiree health care program to new executive officers; among active officers, only Mr. Schrimsher remains eligible.

•

The company has change in control agreements with three NEOs who were employed by Applied as of June 30, 2023. The agreements have “double triggers,” meaning they provide benefits only if employment is terminated under certain circumstances following a change in control, as described in “Potential Payments upon Termination or Change in Control” beginning on page 51. This double trigger also applies to the vesting of unvested equity awards. The agreements do not include a gross-up for excise taxes.

Applied has adopted best practices to govern the program and to mitigate risk taking.

•	The Board holds an annual shareholder advisory vote to approve Applied’s executive compensation, aligned with our shareholders’ preference.

•

The Executive Organization & Compensation Committee uses an independent specialist adviser that provided no other services to Applied during the year. The committee annually assesses the independence of the adviser’s representative.

•	The committee regularly holds sessions dedicated to updates on current and evolving trends in executive compensation.

•	Annually, the committee reviews management’s assessment of risks arising from Applied’s compensation policies and practices.

•	Analytical tools such as tally sheets and share retention analyses keep the committee abreast of executives’ total compensation and equity holdings.

•	The committee maintains consistency in the time of year it grants equity awards.

•	Applied’s incentive plans have limits on payouts or shares that can be earned.

•	Applied includes clawback provisions in its incentive award terms.

We believe our program has been effective, consistent with its primary objectives, as demonstrated when one examines the program’s alignment with Applied’s recent financial results.

The Board asks that, after considering the information above, the “Compensation Discussion and Analysis,” and the compensation tables and related narrative discussion, you vote for the following advisory resolution:

RESOLVED, that Applied’s shareholders approve, on an advisory, nonbinding basis, the compensation paid to Applied’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this proxy statement.

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Vote to Approve Executive Compensation

This advisory resolution will be approved if it receives the affirmative vote of a majority of shares cast. Abstentions and broker non-votes will not affect the outcome. Except for broker non-votes, if no voting specification is made on a properly returned and signed proxy card, the proxies named on the proxy card will vote for this resolution. The Board and its Executive Organization & Compensation Committee will review the voting results and consider them in making future executive compensation decisions.

The Board of Directors recommends you vote FOR this proposal approving the compensation paid to Applied’s named executive officers.

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Vote on the Frequency of Shareholder Votes regarding Executive Compensation

ITEM 3: ADVISORY (NONBINDING) VOTE ON THE FREQUENCY OF SHAREHOLDER VOTES REGARDING EXECUTIVE COMPENSATION

Applied’s shareholders are entitled to cast an advisory vote at the 2023 annual meeting regarding how frequently shareholders should consider and cast an advisory vote to approve the compensation of our NEOs. The choices are every year, every two years, or every three years. While this is an advisory vote that is not binding on Applied or the Board of Directors, Applied will consider the outcome of this vote when determining how frequently the advisory vote regarding executive compensation will be held.

We currently hold the advisory vote regarding executive compensation annually, which was our shareholders’ preference as expressed at the 2017 annual meeting.

An annual shareholder advisory vote on the compensation of Applied’s NEOs provides shareholders the most frequent opportunity to offer input on Applied’s executive compensation and, therefore, the Board and its Executive Organization & Compensation Committee recommend that you vote for an annual (one year) interval for the shareholder advisory vote.

If a majority of the votes are not cast for one option, the Board will consider the option of once every one, two, or three years that receives the highest number of votes cast as the shareholders’ preferred voting frequency. While the Board and its Executive Organization & Compensation Committee value the opinions of Applied’s shareholders and will consider the outcome of the vote, because this vote is advisory and not binding, the Board and the Executive Organization & Compensation Committee may decide it is in the shareholders’ best interests to hold an advisory vote on the NEOs’ compensation at a different frequency than the option receiving the most votes.

You may cast your vote on your preferred choice of voting frequency by choosing the option of every one year, every two years, or every three years or you may abstain from voting, on the enclosed proxy card. Shareholders are not voting to approve or disapprove the Board’s recommendation.

Abstentions and broker non-votes will not affect the outcome. Except for broker non-votes, if no voting specification is made on a properly returned and signed proxy card, the proxies named on the proxy card will vote for every “ONE YEAR” as the voting frequency.

The Board of Directors recommends you vote for every “ONE YEAR” as the frequency for shareholder advisory votes on the compensation of Applied’s named executive officers.

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Vote to Approve 2023 Long-Term Performance Plan

ITEM 4: VOTE TO APPROVE 2023 LONG-TERM PERFORMANCE PLAN

In August 2023, the Executive Organization & Compensation Committee (the “Committee”) adopted, subject to shareholder approval, the Applied Industrial Technologies, Inc. 2023 Long-Term Performance Plan (the “Plan”). The Committee also directed that this proposal to approve the Plan be submitted to shareholders at the annual meeting. If approved by the shareholders, the Plan will replace our 2019 Long-Term Performance Plan (the “2019 Plan”), which was approved by shareholders at the 2019 annual meeting. No awards have been approved under the Plan. No future awards will be granted under the 2019 Plan if the Plan is approved at the 2023 annual meeting.

We are seeking shareholder approval of the Plan so that (i) incentive stock options granted under the Plan meet the requirements of the Code, and (ii) we satisfy NYSE corporate governance listing standards.

The Committee believes that the Plan will further our compensation philosophy and programs. Our ability to attract, retain and motivate top quality executives, employees and non-employee directors is material to our success, and the Committee has concluded that our ability to achieve these objectives would be enhanced by the ability to make grants under the Plan. In addition, the Committee believes that the interests of Applied and our shareholders will be advanced if we can offer our executives, employees, and non-employee directors the opportunity to acquire equity interests in Applied.

Important Differences between the Plan and the 2019 Plan

The Plan is very similar to the 2019 Plan previously approved by shareholders. However, the Plan contains certain important differences from the 2019 Plan, including that the Plan:

•	Provides that the aggregate number of shares that may be awarded under the Plan shall be 1,600,000.

•	Clarifies that dividend and dividend equivalent rights on unvested awards must comply with Section 409A or an exception thereto.

Summary of Material Terms of the Plan

The following summary is a brief description of the Plan. This summary is qualified in its entirety by reference to the Plan and is to be interpreted solely in accordance with the Plan, a copy of which is attached as the Appendix to this proxy statement.

General

The Plan is designed to foster and promote Applied’s long-term growth and performance by (i) strengthening Applied’s ability to develop and retain an outstanding management team, (ii) motivating superior performance by means of long-term performance-related incentives, and (iii) enabling key employees and non-employee directors to participate in Applied’s long-term growth and financial success.

Administration

The Committee administers the Plan with respect to all awards to employee-participants. The Committee has full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions, and to adopt rules, regulations, and guidelines under the Plan. In particular, the Committee has authority to (i) select eligible

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participants for awards; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, consistent with the terms of the Plan, of any awards granted; (iv) adopt, alter, and repeal administrative rules, guidelines, and practices governing the Plan; (v) interpret the terms and provisions of the Plan and any awards granted; (vi) prescribe the form of any agreement or instrument executed in connection with any award; and (vii) otherwise supervise the Plan’s administration. All decisions made by the Committee are final and binding on all employee-participants. The Committee may delegate any of its authority under the Plan to those persons it deems appropriate. In connection with any delegation, the Committee will take into consideration the implications for complying with SEC Rule 16b-3.

The Corporate Governance & Sustainability Committee of the Board of Directors administers the Plan and exercises all authority with respect to awards to non-employee directors.

Benefits Payable to Executive Officers and Directors

Awards granted under the Plan in any fiscal year are subject to the discretion of the Committee, subject to the terms of the Plan. The Plan does not provide for automatic award grants and the amount and nature of awards granted can vary from year to year. The benefits payable to the executive officers under the 2019 Plan in the most recently completed fiscal year are set forth in the Summary Compensation Table on page 42. Because grants of awards under the Plan are discretionary, the benefits that will be received under the Plan by the executive officers as a group, non-executive officer employees as a group, and directors who are not executive officers as a group, are not currently determinable.

Participants

All employees of Applied and its subsidiaries, all non-employee directors and any other person selected by the Committee whose participation the Committee has determined to be in the best interests of Applied are eligible to participate in the Plan. The selection of participants is within the Committee’s sole discretion. As of June 30, 2023, approximately 6,200 employees and eight non-employee directors were eligible to become participants under the Plan. The number of other persons who may become participants is not determinable, but expected to be very small.

Awards

Under the Plan, the Committee is authorized to grant awards in the form of stock, any form of stock option, stock appreciation rights, performance shares, restricted stock, other stock-based awards, or cash. Awards may be granted singly, in combination, or in tandem under the Plan.

Performance-Based Award Criteria

The Committee has broad discretion to select the time and performance criteria on which performance-based awards vest. Performance criteria for performance-based awards will be established by the Committee at the time of grant. Performance-based awards vest on the satisfaction of performance goals established by the Committee and are paid only after the attainment of the applicable performance goals has been certified in writing by the Committee. Performance-based awards subject to Section 409A of the Code must have performance periods of at least 12 months.

Limitations on Awards

The maximum number of shares with respect to which options, stock appreciation rights, or stock awards may be granted to an individual participant in any calendar year is 750,000 shares. The maximum number of shares cumulatively available for the grant of incentive stock options under the Plan is 500,000 shares. The maximum

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Vote to Approve 2023 Long-Term Performance Plan

amount of any cash award that may be granted under the Plan to any individual in any calendar year is $4 million. The maximum annual compensation (cash and stock) payable to a non-employee director is $750,000. Subject to these limitations and to the terms and conditions of the Plan, the aggregate number of shares that may be awarded under the Plan may not exceed 1.6 million shares. Shares issued by Applied through the assumption or substitution of outstanding grants from an acquired corporation or entity do not reduce the number of shares available for grants under the Plan.

No Liberal Recycling of Shares

Shares that were subject to a prior award but that were not issued due to termination, cancellation, or forfeiture of such award or that were not issued due to withholding relating to such award are not available for future grants. Shares tendered as payment for option exercises and shares purchased by Applied using stock option exercise proceeds are unavailable for future grants. The whole number of shares that are the subject of a stock-settled awards shall be counted against the shares available for future grants.

Cancellation and Rescission of Awards

Unless an award otherwise provides, if the Committee determines, in good faith, that during a participant’s employment with Applied or during the period ending twelve months following the participant’s separation of service, the participant has committed an act inimical to Applied’s interest, the Committee may terminate or rescind, and, if applicable, the participant may be required immediately to repay an award issued, exercised or paid within the previous twelve months. Acts inimical to Applied’s interests shall include willful inattention to duty; willful violation of Applied’s published policies; acts of fraud or dishonesty involving Applied’s business; solicitation of Applied’s employees, customers, or vendors to terminate or alter their relationship with Applied to Applied’s detriment; unauthorized use or disclosure of information regarding Applied’s business, employees, customers, or vendors; and competition with Applied. By exercising or accepting payment of an award, a participant certifies that they are in compliance with the terms and conditions of the Plan, and the failure to comply with the provisions summarized under this heading prior to, or during the six months after, any exercise, payment or delivery pursuant to an award (except in the event of an intervening change in control) shall cause such exercise, payment or delivery to be subject to rescission by Applied. In addition, a participant also agrees that the award shall be subject to repayment and/or forfeiture based on willful behavior that results in a material violation of any ethics or governance policy adopted by the Board.

Clawback

In addition to the provisions above under the heading “Cancellation and Rescission of Awards,” by accepting or exercising any award granted under the Plan, a participant agrees to be bound and abide by any policies adopted by Applied pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any award or payment resulting from an accounting restatement.

Stock Options

Under the Plan, options to purchase shares may be granted at an exercise price that is not less than the fair market value on the date of grant based on the closing price of shares on the NYSE, as determined by the Committee. A stock option may be in the form of an incentive stock option that, in addition to being subject to the terms established by the Committee, complies with Section 422 of the Code. Section 422 of the Code provides that the aggregate fair market value (determined at the time the option is granted) of shares exercisable for the first time by a participant during any calendar year shall not exceed $100,000; that the

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exercise price shall be not less than 100% of fair market value on the date of the grant; and that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the Plan’s effective date. Applied did not award incentive stock options under the 2015 Plan and does not currently anticipate granting them under the Plan.

Prohibition on Repricing

The Plan prohibits repricing of stock options by any method, including through cancellation and reissuance.

Federal Income Tax Consequences

The following summary discusses certain U.S. federal income tax consequences associated with stock options or awards granted under the Plan. This description of tax consequences is based on current federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant under the Plan. Accordingly, each participant should consult with the participant’s own tax advisor regarding the federal, state, and local tax consequences of the grant of a stock option or award and any subsequent exercise.

There are no federal income tax consequences associated with the grant of a nonqualified stock option. Upon its exercise, though, the optionee generally must recognize ordinary compensation income (taxable at ordinary income rates) equal to the amount by which the fair market value of the shares acquired upon the exercise exceeds the exercise price. At the time of the sale of the shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

There will be no regular federal income tax liability upon the grant or exercise of an incentive stock option. However, the spread between the exercise price and the fair market value of the shares on the date of exercise will be treated as an adjustment to income for federal alternative minimum tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise. Any gain realized on disposition of shares purchased upon exercise of an incentive stock option will be treated as long-term capital gain if the shares are held at least twelve months after the date of the issuance of the shares pursuant to the exercise of the incentive stock option and held at least two years after the date of grant of the incentive stock option. If the shares are disposed of within 12 months after the date of issuance of the shares or within two years after the date of grant of the incentive stock option, the optionee will recognize ordinary compensation income (taxable at ordinary income rates) in the amount of the lesser of (i) the disposition price of the stock over the exercise price of the incentive stock option, or (ii) the fair market value of such shares on the date of exercise over the exercise price of the option, plus capital gain to the extent, if any, that the disposition price exceeds the fair market value of such shares on the date of exercise.

Generally, a recipient of a cash award or a stock award consisting of a stock bonus will recognize ordinary income at grant; in the case of a stock award, the income will be in an amount equal to the fair market value of the shares at the time of grant. If, however, the shares are subject to a substantial risk of forfeiture, the fair market value of the shares will be subject to income tax upon the termination of such risk in the same manner as other compensation. Gains or losses from subsequent sales of shares will be treated as short-term or long-term capital gains or losses depending on the holding period for such shares, and taxed accordingly. A stock award consisting of a right to purchase restricted stock will not be subject to federal income taxation at grant. Instead, the recipient generally must recognize ordinary compensation income equal to the spread between the purchase price and the fair market value of the restricted stock once the restrictions lapse, unless a recipient elects to realize taxable ordinary compensation in the year the award is granted equal to the fair market value of the restricted stock award, determined without regard to the restrictions. If, however, the shares are subject to a substantial risk of

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forfeiture, the recipient will recognize ordinary compensation on the date of termination of such risk equal to the difference between the purchase price and the fair market value of the stock on the date such risk terminates. Gains or losses from subsequent sales of such shares will be treated as short-term or long-term capital gains or losses depending on the holding period for such shares, and taxed accordingly. The exercise of any stock award under the Plan is conditioned on the optionee’s paying or making adequate provision for any tax required by any governmental authority to be withheld and paid by Applied to such governmental authority for the person’s account with respect to the options and their exercise. To the extent compensation income is recognized by an optionee in connection with the exercise of a nonqualified stock option or a “disqualifying disposition” of stock obtained upon exercise of an incentive stock option, Applied generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its principal executive officer, principal financial officer, or any of its three other most highly compensated officers in excess of $1 million in any year. Therefore, we may not be entitled to a tax deduction for compensation attributable to awards granted to one of the executive officers named in the Summary Compensation Table if, and to the extent compensation paid in the same calendar year exceeds $1 million. Also, an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code and that section’s requirements are not satisfied.

Change in Control

In the event of termination of an employee-participant’s employment by Applied without Cause or by the participant for Good Reason, or an non-employee director-participant’s service on the Board ends, within the one-year period following a Change in Control (all as defined in the Plan) of Applied, and except as the Board may expressly provide otherwise, (i) all stock options or stock appreciation rights then outstanding shall become fully exercisable, whether or not then exercisable, (ii) all restrictions and conditions of all stock awards then outstanding shall be deemed satisfied, (iii) all cash awards shall be deemed to have been fully earned and (iv) all performance-based awards shall vest based on our actual performance relative to the performance goals for the individual years (partial years shall be prorated by days) in the performance period that elapsed prior to the participants separation from service. We anticipate that the Board will exercise its discretion to limit the application of the Change in Control provisions, with respect to employee awards, to awards granted to key management personnel.

Effective and Termination Dates

The Plan shall become effective on the date it is first approved by shareholders by a majority of the votes cast by the holders of shares at the annual meeting. The Plan shall continue in effect until (i) October 24, 2028, (ii) such earlier date established by the Board pursuant to Section 11, or (iii) such later date as may be approved in the future by the Board and Applied’s shareholders.

A complete copy of the Plan appears as the Appendix to this proxy statement.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast at the meeting is required to approve the Plan.

The Board of Directors recommends you vote FOR this proposal approving the Plan.

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Vote to Ratify Appointment of Independent Auditors

ITEM 5: VOTE TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending June 30, 2024. The committee made the appointment after evaluating the firm and its performance, as well as the potential impact of changing auditors. Deloitte has confirmed it is not aware of any relationship between the firm (and its affiliates) and Applied that may reasonably be thought to bear on its independence.

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their related entities billed the following fees, including expenses, to Applied for fiscal years 2023 and 2022:

Type of Fees	Fiscal 2023 ($)	Fiscal 2022 ($)
Audit Fees	2,152,878	2,032,868
Audit-Related Fees	30,615	25,691
Tax Fees	358,204	461,884
All Other Fees	4,093	4,093

Audit-Related Fees in 2023 and 2022 included amounts for debt compliance reports and other agreed on procedures.

Tax Fees in 2023 were for tax compliance and return preparation ($145,594) and consulting ($212,610) and in 2022 were for tax compliance and return preparation ($138,164) and consulting ($323,720).

All Other Fees in 2023 and 2022 reflect charges for an annual subscription to an accounting research tool.

The Audit Committee pre-approves services performed by the independent auditors in an effort to ensure that the provision of the services to Applied, and the related fees, do not impair the auditors’ independence. If a type of service to be provided is not included in the committee’s general pre-approval, then it requires specific pre-approval. In addition, services exceeding pre-approved cost levels require additional committee approval. The committee has delegated pre-approval authority to its chair, provided that the committee reviews the chair’s action at its next regular meeting. The committee also reviews, at each regular meeting, reports summarizing services provided by the auditors.

Unless otherwise indicated, the accompanying proxy will be voted to ratify Deloitte’s appointment. Ratification requires the affirmative vote of a majority of shares cast at the meeting. If Deloitte withdraws or otherwise becomes unavailable for reasons not currently known, the proxies will vote for other independent auditors, as they deem appropriate.

We expect a Deloitte representative to attend the meeting and be available to respond to appropriate questions.

The Board of Directors recommends you vote FOR ratifying

the appointment of the independent auditors.

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Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

(as of June 30, 2023)

The following table shows information regarding the number of shares of Applied common stock that may be issued pursuant to equity compensation plans or arrangements of Applied as of June 30, 2023.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	815,901	70.11	*
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	815,901	70.11	*

*

The 2019 Long-Term Performance Plan was adopted in October 2019 to replace the 2015 Long-Term Performance Plan and, similarly, the 2015 Long-Term Performance Plan replaced the 2011 Long-Term Performance Plan. Stock options, stock appreciation rights, and other awards remain outstanding under the 2011 and 2015 plans, but no new awards are made under those plans. The aggregate number of shares that remained available for awards under the 2019 Long-Term Performance Plan on June 30, 2023 was 1,653,179.

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Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and SEC and NYSE rules, and operates under a written charter. The charter is posted via hyperlink from the investor relations area of Applied’s website at www.applied.com. The committee’s responsibilities are summarized at page 17 of this proxy statement.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for the fiscal year ended June 30, 2023, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche LLP. The committee also discussed with the independent auditors the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

The independent auditors also provided to the committee the letter and written disclosures required by applicable PCAOB requirements regarding the independent accountant’s communications with the audit committee concerning independence. The committee discussed with Deloitte their independence and considered whether their provision of non-audit services to Applied, and the related fees, are compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board that the audited financial statements be included in Applied’s 2023 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Vincent K. Petrella, Chair

Madhuri A. Andrews

Shelly M. Chadwick

Mary Dean Hall

Dan P. Komnenovich

Robert J. Pagano, Jr.

DELINQUENT SECTION 16(a) REPORTS

Applied’s officers and directors, and persons who beneficially own more than 10% of Applied’s stock, must file initial reports of ownership and reports of changes in ownership with the SEC and furnish copies to Applied.

Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from officers and directors, we believe that during the fiscal year ended June 30, 2023, all filing requirements were satisfied on a timely basis.

SHAREHOLDER PROPOSALS AND NOMINEE SUBMISSIONS FOR 2024 ANNUAL MEETING

Shareholders’ proposals for inclusion in our 2024 annual meeting proxy statement must be received by Applied’s Secretary at 1 Applied Plaza, Cleveland, Ohio 44115, no later than May 13, 2024.

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Householding Information

Under Ohio law, only proposals included in the meeting notice may be raised at a meeting of shareholders. Accordingly, to nominate a director candidate or bring other business from the floor of the 2024 annual meeting, you must notify the Secretary in writing. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2024 annual meeting in support of director nominees other than the Board’s recommended nominees must provide notice to Applied that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934. In either case, the notice must be provided by August 26, 2024.

HOUSEHOLDING INFORMATION

Only one set of this proxy statement and annual report is being delivered to multiple shareholders sharing an address unless Applied received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single set of the proxy statement and annual report was delivered wishes to receive a separate copy of either, the shareholder should contact Applied’s registrar, Computershare Trust Company, N.A., by calling 1-800-988-5291 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. The shareholder will be delivered, without charge, a separate copy promptly on request.

If shareholders at a shared address currently receiving multiple copies of the proxy statement and annual report wish to receive only a single copy of the documents, they should contact Computershare in the manner described above.

OTHER MATTERS

The Board of Directors does not know of other matters to be presented at the meeting. If other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors,

Jon S. Ploetz

Vice President-General Counsel & Secretary

September 8, 2023

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APPENDIX - 2023 Long-Term Performance Plan

APPENDIX

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

2023 LONG-TERM PERFORMANCE PLAN

1.	Objectives

The Applied Industrial Technologies, Inc. 2023 Long-Term Performance Plan (the “Plan”) is designed to foster and promote the long-term growth and performance of the Company by: (a) strengthening the Company’s ability to develop and retain an outstanding management team, (b) motivating superior performance by means of long-term performance-related incentives and (c) enabling key employees and directors to participate in the continued growth and financial success of the Company. These objectives will be promoted by awarding to such person’s performance-based stock awards, restricted stock, restricted stock units, Stock Options, stock appreciation rights and/or other performance or stock-based awards or cash.

The Plan is intended to replace the Applied Industrial Technologies, Inc. 2019 Long-Term Performance Plan, and no further awards will be granted thereunder after the Effective Date.

2.	Definitions

(a)      “Award” — The grant of stock or any form of Stock Option, stock appreciation right, performance share, restricted stock, restricted stock units, other stock-based award or cash whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b)      “Award Agreement” — The instrument, agreement or other document given to a Participant by the Company that, in addition to the Plan, sets forth the terms, conditions and limitations applicable to an Award.

(c)      “Board” — The Board of Directors of the Company.

(d)      “Cause” — (i) the willful and continued failure by a Participant to perform substantially the Participant’s duties with the Company or one of its affiliates (other than for disability or Good Reason), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company (“Chief Executive Officer”) which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engagement by the Participant in illegal conduct or gross misconduct involving moral turpitude that is materially and demonstrably injurious to the Company; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without the Participant’s reasonable belief that such action or omission was in the best interests of the Company. Any act, or failure to act, based on authority given the Participant pursuant to a resolution duly adopted by the Board or on the instructions of the Chief Executive Officer or a senior officer of the Company or based on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. Notwithstanding the foregoing, in the event that a Participant has entered into an employment, severance, or change-in-control agreement with the Company, the definition “Cause” as set forth in the most recently executed agreement will apply for all purposes of this Plan for such Participant, as opposed to the definition set forth herein.

(e)      “Code” — The Internal Revenue Code of 1986, as amended from time to time.

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APPENDIX - 2023 Long-Term Performance Plan

(f)      “Committee” — The Executive Organization and Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all Awards to Participants who are employees of the Company. The Corporate Governance and Sustainability Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all Awards to Participants who are Nonemployee Directors of the Company. The Committee shall be constituted so as to satisfy any applicable legal requirements including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any similar rule which may subsequently be in effect (“Rule 16b-3”). The members shall be appointed by, and serve at the pleasure of, the Board and any vacancy on the Committee shall be filled by the Board. For purposes of the provisions of Section 13 of the Plan, the Chief Executive Officer is hereby delegated authority to act on the Committee’s behalf with respect to any Participant, other than the Chief Executive Officer.

(g)      “Common Shares” or “shares” — Authorized and issued or unissued shares of common stock without par value of the Company.

(h)      “Company” — Applied Industrial Technologies, Inc., an Ohio corporation.

(i)      “Director” — Any individual who is a member of the Board.

(j)      “Fair Market Value” — The closing price of Common Shares as reported by the New York Stock Exchange for the date in question, provided that if no sales of Common Shares were made on said exchange on that date, the closing price of Common Shares as reported for the preceding day on which sales of Common Shares were made on that exchange.

(k)      “Nonemployee Director” — Any Director who is not an employee of the Company or a Subsidiary.

(l)      “Good Reason” — (i) a material diminution in a Participant’s authority, duties, or responsibilities, (ii) a material diminution in the authority, duties, or responsibilities of the person to whom a Participant reports immediately prior to a Change in Control, (iii) a material diminution by the Company of a Participant’s annual base salary that was paid to the Participant immediately prior to the Change in Control, (iv) a material change in the geographic location where a Participant provides service to the Company, or (v) any failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to a Participant, to expressly assume and agree to comply with the terms of an Award in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided further, that, Good Reason shall not have occurred unless a Participant gives the Company written notice within ninety (90) days of the initial existence of the condition claimed by the Participant in good faith to constitute Good Reason and the Company fails to remedy the condition within thirty (30) days of such notice. A Participant shall not be deemed to have a Separation from Service for Good Reason unless such Separation from Service by the Participant occurs no later than two (2) years after the occurrence of the event constituting Good Reason.

(m)      “Participant” — Any employee of the Company or a Subsidiary, a Nonemployee Director or any other person whose participation the Committee determines is in the best interests of the Company and to whom an Award is made under the Plan.

(n)      “Retirement” or “Retire” — Any Separation from Service at or after attainment of age sixty-five (65), or after attainment of age fifty-five (55) and the completion of at least ten (10) years of employment with the Company and its Subsidiaries.

(o)      “Section 409A” — Section 409A of the Code as well as regulations and guidance issued thereunder.

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APPENDIX - 2023 Long-Term Performance Plan

(p)      “Separation from Service” — The termination of employment of an employee with the Company and its Subsidiaries; provided, however, that an approved leave of absence shall not be considered a termination of employment if the leave does not exceed six (6) months or, if longer, so long as the employee’s right to reemployment is provided by statute or by contract. Whether an employee has incurred a Separation from Service with respect to an Award that is nonqualified deferred compensation subject to Section 409A shall be determined in accordance with Section 409A.

(q)      “Specified Employee” — A “specified employee” within the meaning of Section 409A and any “specified employee” identification policy of the Company.

(r)      “Stock Option” — The right granted to a Participant under the Plan to purchase Common Shares pursuant to paragraph (a) of Section 7.

(s)      “Subsidiary” —- means a direct or indirect subsidiary of the Company.

3.	Eligibility

Persons eligible to be selected as Participants shall include employees of the Company, Nonemployee Directors or other persons selected by the Committee whose participation the Committee has determined to be in the best interests of the Company. The selection of Participants shall be within the sole discretion of the Committee. Awards may be made to the same Participant on more than one occasion.

4.	Common Shares Available for Awards

The aggregate number of Common Shares that may be awarded under the Plan shall be One Million Six Hundred Thousand (1,600,000) Common Shares; provided, that no more than five hundred thousand (500,000) Common Shares shall be cumulatively available for the grant of incentive stock options under the Plan and that no more than seven hundred fifty thousand (750,000) Common Shares will be available for the grant of Stock Options, stock appreciation rights, and stock Awards to any individual Participant in any one calendar year; provided, however, any Common Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the Common Shares available for grants under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. No Common Shares that were subject to a prior Award but that were not issued due to termination, cancellation or forfeiture of such Award or that were not issued due to withholding relating to such Award shall be available for future Award grants. In addition, no Common Shares that are tendered as payment for a Stock Option exercise or repurchased by the Company using Stock Option exercise proceeds shall be available for future Award grants. The whole number of Common Shares that are the subject of a stock-settled Award shall be counted against the Common Shares available for future Award grants.

From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make Common Shares available for issuance. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

5.	Administration

The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. In particular, the Committee shall have

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APPENDIX - 2023 Long-Term Performance Plan

the authority to: (i) select eligible Participants as recipients of Awards; (ii) determine the number and type of Awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any Award granted; (vi) prescribe the form of any agreement or instrument executed in connection with any Award; and (vii) otherwise supervise the administration of the Plan. In addition, the Committee shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Committee, be necessary or desirable to further the purpose of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

Notwithstanding the powers and authorities of the Committee set forth in this Section 5:

(a)      The Committee shall not permit the repricing of Stock Options by any method, including through cancellation and reissuance; and

(b)      The Committee may only accelerate the vesting or exercisability of an Award: (i) upon Separation from Service by a Participant and as permitted under Section 409A to the extent an Award is subject to Section 409A, or (ii) upon Separation from Service of a Participant due to death or disability (provided, however, that with respect to an Award that is, or contains a payment provision for, nonqualified deferred compensation subject to Section 409A, “disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4)).

6.	Delegation of Authority

The Committee may delegate any of its authority hereunder to such subcommittees or persons as it deems appropriate. Any such delegation will take into consideration the implication for complying with Rule 16b-3.

7.	Awards

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section. Awards may be granted singly, in combination or in tandem or in exchange for a previously granted Award; provided that the exercise price for any Stock Options shall not be less than the Fair Market Value on the date of grant of the new Award (except to the extent the Stock Options are granted as replacement Stock Options for stock options acquired by the Company, in which case such replacement Stock Option shall satisfy the requirements of Section 409A of the Code). Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity. All Awards payable in Common Shares shall have vesting periods determined by the Committee, which in no event shall be less than one (1) year.

(a)      Stock Option — A grant of a right to purchase a specified number of Common Shares during a specified period and at a specified price not less than the Fair Market Value on the date of grant, as determined by the Committee. A Stock Option may be in the form of an incentive Stock Option (“ISO”) that, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, currently provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Shares exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); that the exercise price shall be not less than 100% of Fair Market Value on the date of the grant; and that

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APPENDIX - 2023 Long-Term Performance Plan

such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the effective date of this Plan. ISOs shall be granted only to key employees of the Company as permitted under Section 422 and 424 of the Code.

(b)      Stock Appreciation Right (“SAR”) — A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable Award Agreement.

(c)      Stock Award — An Award made in Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares. All or part of any Stock Award may be subject to conditions established by the Committee and set forth in the Award Agreement.

(d)      Restricted Stock Units — An Award providing for the deferred issuance of Common Shares (or the cash value of a specified number of Common Shares). All or any part of any Award of Restricted Stock Units may be subject to conditions established by the Committee and set forth in the Award Agreement.

(e)      Cash Award — An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement. The maximum amount of any cash Award payable to any Participant in any one calendar year shall be four million dollars ($4,000,000).

(f)      Performance-Based Awards—Awards that are intended to be “performance based” shall vest based on the satisfaction of performance goals established by the Committee at the time an Award is granted. Payment of any performance-based Award shall only be made only after the attainment of the applicable performance goals has been determined by the Committee (including in duly adopted resolutions of the Committee). The Committee shall retain the discretion to adjust performance goals relating to performance-based Awards, either on a formula or discretionary basis or any combination, as the Committee determines. Any performance-based Award that is nonqualified deferred compensation subject to Section 409A must be made with respect to performance periods that are at least twelve (12) months.

(g)      Compensation of Nonemployee Directors – The total annual compensation of a Nonemployee Director, including all Awards (whether payable in cash or shares) granted under the Plan, shall not exceed $750,000.

8.	Payment of Awards

Payment of Awards may be made as specified in an Award Agreement and as determined by the Committee in its sole discretion, in the form of cash, Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred herein as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards (except Stock Options and SARs) in accordance with procedures established by the Committee to assure that any such deferral complies with applicable requirements of the Code, in particular, Section 409A, including, at the choice of Participants, the capability to make further deferrals for payment after Retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of Common Shares, subject to

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APPENDIX - 2023 Long-Term Performance Plan

such terms, conditions and restrictions as the Committee may establish; provided that dividends or dividend equivalents shall not be extended to or made part of Stock Options or SARs, unless the right to such dividends or dividend equivalents is not contingent, directly or indirectly, upon the exercise of the Stock Option or SAR. Dividends and dividend equivalent rights on unvested Awards (or a portion of an Award) shall accrue or not accrue in a manner determined by the Committee or in the Award Agreement but shall comply with Section 409A or an exception thereto, and not be paid prior to vesting of all or such portion of the Award. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Shares or units of Common Shares. At the discretion of the Committee, which shall take into consideration the requirements of Section 409A, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided that Awards may not be made to substitute for previously granted Stock Options having higher exercise prices. Notwithstanding the foregoing, (i) any Award that is not nonqualified deferred compensation within the meaning of Section 409A shall not have any feature that would allow for the deferral of compensation (within the meaning of Section 409A), other than the deferral of recognition of income until the exercise of such Award and (ii) any Award that is nonqualified deferred compensation within the meaning of Section 409A shall permit the deferral thereof only in a manner that meets the requirements of, and complies with, Section 409A. If, at any time, it is determined that any Award is taxable to a Participant under Section 409A, the Award, or portion thereof, which becomes so taxable shall be distributed to such Participant.

9.	Stock Option Exercise

The price at which shares may be purchased under a Stock Option shall be paid in full at the time of the exercise (i) in cash or (ii) if permitted by the Committee, (A) by means of tendering Common Shares, (B) by directing the Company to retain Common Shares otherwise issuable to the Participant under the Stock Option or (C) by any other means which the Committee determines to be consistent with the Plan’s objectives and applicable law and regulations. The Committee shall determine acceptable methods for tendering Common Shares and may impose such conditions on the use of Common Shares to exercise a Stock Option as it deems appropriate.

10.	Tax Withholding

The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to Common Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Common Shares otherwise issuable to the Participant under the Plan. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value at the time the tax withholding is required to be made.

11.	Amendment, Modification, Suspension or Discontinuance of this Plan

Subject to the Board’s rights in Section 23, the Board or the Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without consent of the holders of the majority of the Common Shares then outstanding, to (i) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) withdraw administration of the Plan from the Committee.

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APPENDIX - 2023 Long-Term Performance Plan

The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent. The Board or the Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, except for previously granted options having higher exercise prices, but including without limitation grants or rights under any other plan of the Company or of any acquired entity. Notwithstanding the foregoing, the Board or the Committee shall consider the requirements of Section 409A in making any such amendment.

Notwithstanding the foregoing and except as provided in Section 15 of this Plan, without shareholder approval, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs.

12.	Termination of Employment

If a Participant incurs a Separation from Service for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the continuation of all or any part of Awards granted prior to such Separation from Service; provided that the Committee shall consider the requirements of Section 409A when making any such authorization.

13.	Cancellation and Rescission of Awards

Unless the Award Agreement specifies otherwise, the Committee may cancel any Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

(a)      If the Committee determines, in good faith, that during the Participant’s employment with the Company or during the period ending twelve (12) months following the Participant’s Separation from Service, the Participant has committed an act inimical to the Company’s interests, then the Committee may terminate or rescind, and, if applicable, the Participant may be required immediately to repay an Award issued, exercised or paid within the previous twelve (12) months. Acts inimical to the Company’s interests shall include willful inattention to duty; willful violation of the Company’s published policies; acts of fraud or dishonesty involving the Company’s business; solicitation of the Company’s employees, customers or vendors to terminate or alter their relationship with the Company to the Company’s detriment; unauthorized use or disclosure of information regarding the Company’s business, employees, customers, or vendors; and competition with the Company. By accepting an Award, a Participant also agrees that any Award shall be subject to repayment and/or forfeiture based on willful behavior that results in a material violation of any ethics or governance policy adopted by the Board. All determinations by the Committee shall be effective as of the time of the Participant’s act.

(b)      A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(c)      By exercising or accepting payment of an Award, a Participant thereby certifies that he or she is in compliance with the terms and conditions of the Plan. At the request of the Company, Participants shall be required to confirm in writing such certification to the Company. Such confirmation shall be delivered within ten (10) days of a request by the Company. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an

Applied Industrial Technologies 2023 Proxy Statement	83

APPENDIX - 2023 Long-Term Performance Plan

Award (except in the event of an intervening Change in Control as defined below) shall cause such exercise, payment or delivery to be subject to rescission by the Company. If such exercise, payment or delivery is rescinded, the Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Common Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)      By accepting or exercising any Award granted under the Plan (or any predecessor plan), a Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. The repayment and/or forfeiture provisions shall apply whether or not the Participant is presently employed by or affiliated with the Company.

14.	Nonassignability

Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom the Award or any benefit under the Plan was granted.

15.	Adjustments

In the event of any change in capitalization of the Company by reason of a stock split, stock dividend, combination, reclassification of shares, recapitalization, merger, consolidation, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders, or similar event, the Committee may adjust proportionally (i) the Common Shares (1) reserved under the Plan, (2) available for ISOs and (3) covered by outstanding Awards denominated in shares or units; (ii) the share prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Shares or any distribution (other than normal cash dividends) to holders of capital stock, such adjustments as may be deemed equitable by the Committee, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue Stock Options or assume stock options, whether or not in a transaction to which Section 424 of the Code applies, by means of substitution of new Stock Options for previously issued options or an assumption of previously issued options.

16.	Change in Control

(a)      Within the one- (1-) year period immediately following any Change in Control (as defined below), in the event (x) an employee-Participant has a Separation from Service either by the Participant for Good Reason or by the Company without Cause or (y) a Nonemployee Director-Participant no longer serves as a member of the Board for any reason, then, as of the date immediately preceding the date of such Participant’s Separation from Service or termination of service on the Board, as applicable, with respect to such Participant, (i) all Stock Options or SARs then outstanding shall become fully exercisable, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall be deemed satisfied, (iii) all Cash Awards shall be deemed to have been fully-earned at target levels and (iv) all Performance-Based Awards shall vest based on the Company’s actual performance relative to the performance goals for the individual years (partial years shall be prorated by days) in the performance period that elapsed prior to the Separation from Service.

84	Applied Industrial Technologies 2023 Proxy Statement

APPENDIX - 2023 Long-Term Performance Plan

(b)      A “Change in Control” with respect to Awards that do not constitute nonqualified deferred compensation within the meaning of Section 409A shall have occurred when any of the following events shall occur:

(i)      The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

(ii)      The Company sells all or substantially all of its assets to any other corporation or other legal person, and, immediately after such sale, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

(iii)      There is a report filed or required to be filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”);

(iv)      The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(v)      If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company’s shareholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of Section 16(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

(c)      A “Change in Control” with respect to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company that constitutes a “change in control” under Section 409A.

Applied Industrial Technologies 2023 Proxy Statement	85

APPENDIX - 2023 Long-Term Performance Plan

17.	Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Executive Officer or to the Chief Financial Officer of the Company, and shall become effective when it is received by the office of the Chief Executive Officer or the Chief Financial Officer.

18.	Unfunded Plan

Insofar as it provides for Awards of cash and Common Shares, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan or any Award Agreement.

19.	Governing Law

The Plan and all determinations made, and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Ohio and construed accordingly.

20.	Rights of Employees

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any Subsidiary.

21.	Status of Awards

Except to the extent specifically provided for in any other employee benefit plan of the Company, Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

22.	Section 409A; Tax Matters

To the extent applicable, the Company intends that the Plan comply with Section 409A and the Plan shall be construed in a manner to comply with Section 409A. In the event that any provision of the Plan shall be found not to be in compliance with Section 409A, the Participant shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event that a Participant is

86	Applied Industrial Technologies 2023 Proxy Statement

APPENDIX - 2023 Long-Term Performance Plan

a Specified Employee, payments that are deemed to be nonqualified deferred compensation shall not be distributed, or begin to be distributed, until the first day of the seventh month following such Participant’s Separation from Service. The amount of the first payment shall include the accumulated amount of the payments, if any, that would otherwise have been made during the first six (6) months but for the fact that the Participant is a Specified Employee. Although the Company shall use its best efforts to avoid the imposition of taxation, penalties and/or interest under Section 409A, tax treatment of Awards is not warranted or guaranteed. The Company, the Board, any Subsidiary or any delegate shall not be held liable for any taxes, penalties, interest or other monetary amounts owed by any Participant with respect to any Award.

The Company makes no warranties or representations to any Participant with respect to the tax consequences (including but not limited to income tax consequences) related to any Award or the issuance, transfer or disposition of shares pursuant to an Award. Each Participant is advised to consult with his or her own attorney, accountant and/or tax advisor regarding the tax consequences of any Award. Moreover, by accepting and/or exercising any Award, a Participant irrevocably acknowledges that the Company shall have no responsibility to take or refrain from taking any actions in order to achieve any particular tax result for the Participant.

23.	Effective Date and Termination Date

The Plan shall become effective on the date it is first approved by shareholders by a majority of the votes cast by the holders of Common Shares at a meeting called for such purpose (the “Effective Date”). The Plan shall continue in effect until (i) October 24, 2028, (ii) such earlier date established by the Board pursuant to Section 11, or (iii) such later date as may be approved in the future by the Board and the Company’s shareholders. Notwithstanding the foregoing, any Awards granted under the Plan prior to its termination shall remain outstanding in accordance with the terms of such Awards.

Applied Industrial Technologies 2023 Proxy Statement	87

Other

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Please consider receiving future Applied proxy notifications in electronic form rather than in print!

While voting via the Internet, simply provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone company. The material is available at: www.applied.com/access-proxy.

88	Applied Industrial Technologies 2023 Proxy Statement

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 23, 2023 at 11:59 P.M., local time. (October 19, 2023 for Retirement Savings Plan Participants).

Online Go to www.investorvote.com/AIT or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AIT

2023 Annual Meeting Proxy/Instruction Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, 1 YEAR on Proposal 3, and FOR Proposals 4 and 5.

1. Election of Directors:									+

	For	Withhold		For	Withhold		For	Withhold
01 - Robert J. Pagano, Jr.	☐	☐	02 - Neil A. Schrimsher	☐	☐	03 - Peter C. Wallace	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.	☐	☐	☐	3.	Say on Pay Frequency -- To approve, through a nonbinding advisory vote, the frequency of the advisory vote on the compensation of Applied’s named executive officers.	☐	☐	☐	☐
		For	Against	Abstain				For	Against	Abstain
4.	Approval of the 2023 Long-Term Performance Plan.	☐	☐	☐	5.	Ratification of the Audit Committee’s appointment of independent auditors.		☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛		1 U P X	+
03UYJA

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. The material is available at: www.applied.com/access-proxy

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AIT

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy/Instruction Card for Applied Industrial Technologies, Inc.	+

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Neil A. Schrimsher and David K. Wells, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 24, 2023, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees, FOR Proposal 2, 1 YEAR on Proposal 3, and FOR Proposals 4 and 5.

NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan. The participant who signs on the reverse side hereby instructs Principal Trust Company, Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account in the plan and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees, FOR Proposal 2, 1 YEAR on Proposal 3, and FOR Proposals 4 and 5.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE.

SEE REVERSE SIDE

C	Non-Voting Items

Change of Address – Please print new address below.

⬛	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

2023 Annual Meeting Proxy/Instruction Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, 1 YEAR on Proposal 3, and FOR Proposals 4 and 5.

1. Election of Directors:	+

	For	Withhold		For	Withhold		For	Withhold
01 - Robert J. Pagano, Jr.	☐	☐	02 - Neil A. Schrimsher	☐	☐	03 - Peter C. Wallace	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. Say on Pay - To approve, through a nonbinding advisory vote, the compensation of Applied’s named executive officers.	☐	☐	☐	3. Say on Pay Frequency -- To approve, through a nonbinding advisory vote, the frequency of the advisory vote on the compensation of Applied’s named executive officers.	☐	☐	☐	☐
	For	Against	Abstain			For	Against	Abstain
4. Approval of the 2023 Long-Term Performance Plan.	☐	☐	☐	5. Ratification of the Audit Committee’s appointment of independent auditors.		☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

⬛		1 U P X	+
03UYKA

CONSIDER RECEIVING FUTURE APPLIED INDUSTRIAL TECHNOLOGIES, INC. PROXY MATERIALS VIA THE INTERNET!

Consider receiving future Applied Industrial Technologies, Inc. proxy notifications in electronic form rather than in print form. While voting via the Internet, just provide your e-mail address where indicated and click the box to give your consent. Electronic delivery saves Applied a significant portion of the costs associated with printing and mailing annual meeting materials. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. If you do not consent to electronic delivery, you will continue to receive the proxy notification in the mail.

Accessing the Applied Industrial Technologies, Inc. annual report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. The material is available at: www.applied.com/access-proxy

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy/Instruction Card for Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Neil A. Schrimsher and David K. Wells, and each of them, as proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 24, 2023, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR all nominees, FOR Proposal 2, 1 YEAR on Proposal 3, and FOR Proposals 4 and 5.

NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN

This card also constitutes voting instructions for participants in the Applied Industrial Technologies, Inc. Retirement Savings Plan. The participant who signs on the reverse side hereby instructs Principal Trust Company, Trustee, to vote all the shares of Applied’s common stock allocated to the participant’s account in the plan and any shares not otherwise directed under the Retirement Savings Plan, at the Annual Meeting of Shareholders. If no voting instructions are provided on a properly executed card, the shares will be voted FOR all nominees, FOR Proposal 2, 1 YEAR on Proposal 3, and FOR Proposals 4 and 5.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE.

SEE REVERSE SIDE